AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, as amended

US NATURAL GAS CORP

(Name of small business issuer in its charter)

Florida	1311	26-2317506
(State or other jurisdiction of incorporation or	(Primary Standard Industrial Classification	(I.R.S. Employer Identification No
organization)	Code Number)

Wayne Anderson, President
US Natural Gas Corp
33 6th Street South
Suite 600
St. Petersburg, Florida 33701
Phone: 727-824-2800
(Address and telephone number of principal executive offices)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this

Registration Statement becomes effective.

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.❒

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.❒

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.❒

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

 Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	❒	Accelerated Filer	❒
Non-accelerated filer	❒	Smaller reporting company	☒

		Proposed
		Maximum
		Offering	Proposed
		Price	Maximum
	Amount	Per	Aggregate	Amount of
	To Be	Unit	Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	(2)	Price	Fee
Common Stock offered by our Selling Stockholders	82,197,300	$0.04	$3,287,892	$234.43

(1)
Includes 41,098,650 shares of common stock underlying warrants issued to the shareholders of the Company under an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering based on the estimated high end of the range at which the common stock will initially be sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

SUBJECT TO COMPLETION, AUGUST 31, 2010

US NATURAL GAS CORP

82,179,300

Shares of Common Stock

This prospectus (the “Prospectus”) relates to the sale of 82,179,300 shares of our common stock, par value of $0.001, by certain individuals and entities who beneficially own shares of our common stock.  We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering.  We will however, receive proceeds from the issuance of 41,098,650 shares of our common stock underlying warrants issued to the Company’s shareholders pursuant to an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc. The warrants have an exercise price of $0.25 and are exercisable for a period of five years.

The shares of our common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. On August 25, 2010 the last reported sale price of our common stock was $0.04 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “UNGS.OB.” These prices will fluctuate based on the demand for the shares of our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 9 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is August 31, 2010

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "US Natural Gas", "Company", "we," "us," or "our" refer to US Natural Gas Corp.

Organization

US Natural Gas Corp (“US Natural Gas”, the “Company”, “we”, “us”, or “our”) was organized as a Florida Corporation on March 28, 2008 under the name of Adventure Energy, Inc. As discussed further below, US Natural Gas is in the oil and natural gas industry and is engaged in exploration, development and production activities in the Appalachian Basin, particularly in Kentucky and West Virginia.  Our business activities focus primarily on the drilling and acquisition of proven developed and underdeveloped proprieties and on the enhancement and development of these properties.

On March 22, 2010, the Company amended the Articles of Incorporation to effectively change its name to US Natural Gas Corp.  On April 14, 2010, the name change became effective along with a change in the Company's trading symbol from "ADVE" to "UNGS".

On February 2, 2010, the Company formed E 3 Petroleum Corp ("E 3") in the state of Florida. E 3 acts as the operator and bonding entity for the Company’s wells in the states of Kentucky and West Virginia.

On February 1, 2010, Adventure Energy  formed US Natural Gas Corp in the state of Florida. Subsequently, on March 22, 2010 the Company changed the name to US Natural Gas Corp KY. With this name change, all assets held in the state of Kentucky were transferred from US Natural Gas Corp to US Natural Gas Corp KY.

 On September 4, 2009, the Company entered into a lender acquisition agreement with SLMI Holdings, LLC, a Nevada Limited Liability Company. Through the agreement,  The Company acquired SLMI Options, LLC, . The sole purpose of the acquisition  of SLMI Options, LLC is to hold three commercial notes issued by Wilon Resources, Inc., (formerly "Wilon Resources of Tennessee, Inc.') in the years 2005 through 2007.

On July 20, 2009 the Company formed E 2 Investments, LLC ("E 2") to actively make equity investments in private and publically owned companies and to acquire energy related holdings.

On August 25, 2009, the Company formed Wilon Resources, Inc. in the state of Tennessee. On February 9, 2010, Wilon Resources, Inc. (Wilon), merged with and into Wilon Resources of Tennessee, Inc. ("WRT"), a publically owned Tennessee Corporation.  All of the stock of Wilon owned by the Company was acquired by WRT for consideration equal to 1,000 shares of WRT for every one share of Wilon held by the Company.  Subsequent to the merger, Wilon approved the use of the name Wilon Resources, Inc. by WRT.

The Company’s corporate headquarters are located at 33 6th Street South, Suite 600, St Petersburg, FL 33701 and the telephone number is (727) 824-2800. The Company’s website is located at www.usnatgascorp.com.

Going Concern

The Company is a development stage Enterprise and has not commenced planned principal operations. The Company had no significant revenues and has incurred losses of $2,735,025 for the period March 28, 2008 (inception) through the quarter ended June 30, 2010 and negative working capital aggregating $2,001601. In addition, the Company incurred losses of $2,388,265 for the period March 28, 2008 (inception) through December 31, 2009 and negative working capital aggregating $913,077. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Summary of the Offering

Common stock outstanding before the offering	91,949,059

Common stock offered by selling stockholders	82,179,300 (1)

Common stock to be outstanding after the offering	133,047,709 (2)

Use of proceeds	We will not receive any proceeds from the sale of shares by the stockholders. (3)

Risk Factors	You should read the "Risk Factors" section of this prospectus for a discussion of factors that you should consider carefully before deciding to invest in shares of our common stock.

(1)
Of the 82,179,300 shares being registered in this offering 41,098,650 are underlying warrants issued to the Company’s shareholders and 41,098,650 have already been issued to shareholders pursuant to the Agreement and Plan of Share Exchange between the Company and Wilon Resources.

(2)
Includes 91,949,059 shares of the Company’s common stock outstanding and 41,098,650 shares of common stock underlying warrants issued to the Company’s shareholders.  This number assumes the exercise of all of the warrants currently held by the Company’s shareholders.

(3)
We will however, receive proceeds from the issuance of 41,098,650 shares of our common stock underlying warrants issued to the Company's shareholders pursuant to an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc. The warrants have an exercise price of $0.25 and are exercisable for a period of five years.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease ongoing business operations.

We are in the “developmental” stage of business and have yet to commence any substantive commercial operations. We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the developmental stage. Success is significantly dependent on a successful drilling, completion and production program. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the developmental stage and potential investors should be aware of the difficulties normally encountered by enterprises in this stage. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in the Company.

As properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on the properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and with the exception of one currently drilled and producing well on our property, we have not yet begun production. We may not establish commercial discoveries on any of the properties. Failure to make commercial discoveries on any of these properties would prevent our company from earning revenue and could lead to the failure of our business.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. Failure to attract and retain qualified personnel could result in a slower and less efficient development of our company.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements will be significant. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to continue our operations, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, our exploration activities will be curtailed. To date, the majority of expenses have been paid directly by the President or Vice-President. If either party elects to cease paying operating expenses or the Company is unsuccessful in obtaining outside financing, the Company may not be able to continue its existence.

Our independent auditors have expressed doubt about our ability to continue as a going concern, and the amounts recorded in our financial statements may require adjustments if the assumption that the entity is a going concern proves untrue, which may hinder our ability to obtain future financing

 Our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern, As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required. Further, any financing we do obtain may be on less favorable terms. Moreover, if the Company should fail to continue as a going concern, there is a risk of total loss of any monies invested in the Company, and it is also possible that, in such event, our shares, including those registered hereby would be of little or no value. The Company had no significant revenues and has incurred losses of $2,735,025 for the period March 28, 2008 (inception) to the quarter ended June 30, 2010 and negative working capital aggregating $2,001,601. In addition, the Company incurred losses of $2,388,265 for the period March 28, 2008 (inception) to December 31, 2009 and negative working capital aggregating $913,077. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

 Failure to properly manage our potential growth would be detrimental to our business.

Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. There can be no assurance that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. We may fail to adequately manage our anticipated future growth. We will also need to continue to attract, retain and integrate personnel in all aspects of our operations. Failure to manage our growth effectively could hurt our business.

We are a new entrant into the oil and gas exploration and development industry without profitable operating history

Since inception, activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties. As a result, there is limited information regarding property related production potential or revenue generation potential. As a result, future revenues may be limited or non-existent.

The business of oil and gas exploration and development is subject to many risks. The potential profitability of oil and natural gas properties if economic quantities are found is dependent upon many factors and risks beyond our control, including, but not limited to: (i) unanticipated ground conditions; (ii) geological problems; (iii) drilling and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected reserve quantities; (vi) accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) labor disputes; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or drilling to operate in accordance with specifications or expectations.

Drilling operations may not be successful which would harm our ability to operate

There can be no assurance that future drilling activities will be successful, and we cannot be sure that overall drilling success rate or production operations within a particular area will ever come to fruition and, if it does, will not decline over time. We may not recover all or any portion of the capital investment in the wells or the underlying leaseholds.

Unsuccessful drilling activities would have a material adverse effect upon results of operations and financial condition. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in geological formations; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment. If we are unable to successfully drill for natural gas, we will not have revenue and in turn, the company could fail.

Production initiatives may not prove successful which could have a material adverse effect upon our operations

The shales from which we intend to produce natural gas frequently contain water, which may hamper the ability to produce gas in commercial quantities. The amount of natural gas that can be commercially produced depends upon the rock and shale formation quality, the original free gas content of the shales, the thickness of the shales, the reservoir pressure, the rate at which gas is released from the shales, and the existence of any natural fractures through which the gas can flow to the well bore. However, shale rock formations frequently contain water that must be removed in order for the gas to detach from the shales and flow to the well bore. The ability to remove and dispose of sufficient quantities of water from the shales will determine whether or not we can produce gas in commercial quantities. There is no guarantee that the potential drilling locations we have or acquire in the future will ever produce natural gas, which could have a material adverse effect upon the results of operations.

Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities which could have a material adverse effect upon our operations

Prospects are in various stages of preliminary evaluation and assessment and we have not reached the point where we will decide to drill at all on the subject prospects. The use of seismic data, historical drilling logs, offsetting well information, and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas will be present or, if present, whether natural gas or oil will be present in sufficient quantities or quality to recover drilling or completion costs or to be economically viable. In sum, the cost of drilling, completing and operating any wells is often uncertain and new wells may not be productive.

If production results from operations, we are dependent upon transportation and storage services provided by third parties

We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates could hinder processing and marketing operations and/or affect sales margins.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulations. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring new leases

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. With the increased competition for mineral rights leases, we cannot say with certainty that we will be able to expand beyond the current 1500 acres we currently hold. If we are unable to acquire further leaseholds, our drilling activities will be restricted to the acreage we currently maintain, which will in turn limit our growth and revenue.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state or local authorities may be changed and any such changes may have material adverse effects on activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain operations.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of operations

In general, exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on financial position

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on the ability to operate and profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate profitably.

RISKS RELATED TO COMMON STOCK

There is currently a limited public market for our Common Stock. Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

There has been a limited public market for our Common Stock and an active public market for our Common Stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our Common Stock does develop, the market price of our Common Stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our Common Stock.

If we fail to remain current on our reporting requirements, we could be removed form the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies listed on the Over the Counter Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

Should our stock become listed on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market

Companies trading on the Over the Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.

As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of Preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. In September 2009, the Company issued two Series of Preferred in connection with the acquisition of SLMI Options, LLC. There are currently 1,000,000 million shares of Series A Preferred and 300,000 shares of Series B Preferred.

On September 4, 2009, the Company entered into a Lender Acquisition Agreement (the “Agreement”) with SLMI Holdings LLC (“Holdings”) and SLMI Options, LLC (“Options”). Pursuant to the Agreement, the Company acquired all of the outstanding ownership units (the “Ownership Units”) of Options from Holdings. As part of the agreement, the Company agreed to issue to Holdings 1,000,000 shares of Series A Preferred Stock of the Company, which shares shall be convertible into 10,000,000 shares of common stock upon the occurrence of an event of default under the Agreement. The Holders of the Series A Preferred shall have the right to one vote for each one share of Series A Preferred stock owned. The Agreement provides that in the event of a default, the Holders of the Series A Preferred Stock shall have the right to appoint 3 additional members to the Company’s Board of Directors. In addition, the holders of the Series A Preferred Stock shall have the right to appoint an observer to the Company’s Board of Directors who will act as tie breaking vote upon the occurrence of an event of default and the subsequent increase in the size of the Board to six members.  The Company also agreed to issue 300,000 shares of Series B Preferred Stock to Holdings in consideration for the issuance of a promissory note in the principal amount of $300,000 which is due on the fifth anniversary of the Agreement and which is secured by the Series B Preferred Stock. The Series B Preferred Stock is convertible into 3,000,000 shares of common stock of the Company.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty reselling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;
(ii)
the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

            The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Risks related to our Securities Purchase Agreement with Tangiers Investors, LP

On September 24, 2009 we entered into a Securities Purchase Agreement with Tangiers Investors, LP (“Tangiers”). Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $3,000,000. For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay us 90% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement. Tangiers’ obligation to purchase shares of the Company's common stock under the Securities Purchase Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000 per ten consecutive trading days after the advance notice is provided to Tangiers. The Securities Purchase Agreement shall terminate and Tangiers shall have no further obligation to make advances under the Securities Purchase Agreement at the earlier of the passing of 18 months after the date that the Securities and Exchange Commission declares the Company’s registration statement effective or the Company receives advances from Tangiers equal to the $3,000,000. Upon the execution of the Securities Purchase Agreement, Tangiers received a one-time commitment fee equal to $150,000 of the Company's common stock divided by the lowest volume weighted average price of the Company's common stock during the 10 business days immediately following the date of the Securities Purchase Agreement, as quoted by Bloomberg, LP. The following risks relate to our Securities Purchase Agreement with Tangiers.

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the Securities Purchase Agreement. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement.  As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitable suffer.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements and are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update forward-looking statements.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares. We will however, receive proceeds from the issuance of 41,098,650 shares of our common stock underlying warrants issued to the Company's shareholders pursuant to an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc. The warrants have an exercise price of $0.25 and are exercisable for a period of five years.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our common stock and our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated price.

DILUTION

The potential issuance of the 41,098,650 shares underlying warrants that are exercisable for five years from March 22, 2010 will have a dilutive impact on our stockholders.

SELLING STOCKHOLDER LIST

The following table presents information regarding the Selling Security Holders and their relationship to US Natural Gas Corp.

Shareholder	Shares Beneficially Owned Before Offering (2)	Shares Issued Upon Exercise of Warrant (2)(3)	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)(4)	Shares to be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned After Offering (4)

Charles Everett Ross II	10	10	0.0000150322%	20	0.00%
FMTC Custodian - Roth IRA FBO Randall L Shields	25	25	0.0000375805%	50	0.00%
Alexander C Brown	30	30	0.0000450966%	60	0.00%
Michael G Kovall	40	40	0.0000601288%	80	0.00%
Sara Simmons	40	40	0.0000601288%	80	0.00%
Interactive Brokers Retail Equity Clearing	44	44	0.0000661417%	88	0.00%
Joel L Yeager & Kandace K Yeager JTWROS	50	50	0.0000751610%	100	0.00%
Sandip H Patel	50	50	0.0000751610%	100	0.00%
Gerald E Casteel	60	60	0.0000901932%	120	0.00%
Jennifer L Reeds	62	62	0.0000931997%	124	0.00%
Lings, Kenneth	100	100	0.0001503220%	200	0.00%
FMT CO CUST IRA FBO Daniel R Wickremasinghe	100	100	0.0001503220%	200	0.00%
Alan D Black	100	100	0.0001503220%	200	0.00%
James Thomas Syrrakos	100	100	0.0001503220%	200	0.00%
Joseph A Boyd & Linda Vedro-Boyd JT TEN	100	100	0.0001503220%	200	0.00%
Leroy R Fontana JR	100	100	0.0001503220%	200	0.00%
Charles L Ballato	100	100	0.0001503220%	200	0.00%
Laquan G Clark	100	100	0.0001503220%	200	0.00%
Cathy A Mayo	150	150	0.0002254830%	300	0.00%
Gregory Stefan	150	150	0.0002254830%	300	0.00%
Karen D Stahl Custodian Byron D Stahl UNIF GIFTS TO MINORS ACT SC	160	160	0.0002405152%	320	0.00%
Courvoisier, Robert E and Deana Courvoisier	200	200	0.0003006440%	400	0.00%
Irving, Robert	200	200	0.0003006440%	400	0.00%
Elizabeth E Tolamn	200	200	0.0003006440%	400	0.00%
Mary Ellen Jedrlinic	200	200	0.0003006440%	400	0.00%
Thomas Clark and Chontelle Clark Joint Tenet	200	200	0.0003006440%	400	0.00%
Ginger Haymeker	200	200	0.0003006440%	400	0.00%
William Parsley	200	200	0.0003006440%	400	0.00%
Shreekumar R Pillai and Tannaz Amalsadvala Joint Tenet	200	200	0.0003006440%	400	0.00%
Kamen Pisachev	200	200	0.0003006440%	400	0.00%
Hezekiah Duncan	250	250	0.0003758050%	500	0.00%
Chris Steven Lewis	300	300	0.0004509661%	600	0.00%
Carl Bradshaw	318	318	0.0004780240%	636	0.00%
Daniel McGibney	350	350	0.0005261271%	700	0.00%
David W Henry and Linda L Henry Joint Tenet	350	350	0.0005261271%	700	0.00%
PFSI FBO Theodore H Stone IRA	400	400	0.0006012881%	800	0.00%
Carl Anthony Darrington	400	400	0.0006012881%	800	0.00%
Richard, John	500	500	0.0007516101%	1,000	0.00%
Richard, Paulette	500	500	0.0007516101%	1,000	0.00%
Rodgers, Britt	500	500	0.0007516101%	1,000	0.00%
Rodgers, Karen	500	500	0.0007516101%	1,000	0.00%
PFSI FBO Berniew W Manning IRA	500	500	0.0007516101%	1,000	0.00%
Blackwell, Dale	500	500	0.0007516101%	1,000	0.00%
Andrew J Sabetta Sr & Louisa F Sabetta	500	500	0.0007516101%	1,000	0.00%
Edward Bailey	500	500	0.0007516101%	1,000	0.00%
Patrcik Thompson	500	500	0.0007516101%	1,000	0.00%
NBC Clearing Services, Inc.	500	500	0.0007516101%	1,000	0.00%
Ruth Ann Smith	500	500	0.0007516101%	1,000	0.00%
Francois N Toka	600	600	0.0009019321%	1,200	0.00%

Judy Robinson & James Robinson JT TEN	750	750	0.0011274151%	1,500	0.00%
Kathleen L. Bass and Michael Bass	800	800	0.0012025761%	1,600	0.00%
William Edward Ormsby ROTH IRA	900	900	0.0013528982%	1,800	0.00%
Wilcox, Eric	994	994	0.0014942009%	1,988	0.00%
Baker, Mark	1,000	1,000	0.0015032202%	2,000	0.00%
Baker, Paul	1,000	1,000	0.0015032202%	2,000	0.00%
Childs, Laura	1,000	1,000	0.0015032202%	2,000	0.00%
Childs, Keith	1,000	1,000	0.0015032202%	2,000	0.00%
Houston, Adam	1,000	1,000	0.0015032202%	2,000	0.00%
Still, Ron	1,000	1,000	0.0015032202%	2,000	0.00%
Wirthlin, William J VFTC as Custodian Rollover Account	1,000	1,000	0.0015032202%	2,000	0.00%
Mostert, Lodewicus Christian	1,000	1,000	0.0015032202%	2,000	0.00%
Kanan, Barbara TTEE Barbara Kanan Trust U/A DTD 12/26/96	1,000	1,000	0.0015032202%	2,000	0.00%
Joyce A Tebo - Jeffery J Tebo-Pamela L Lansing, Suzanne Tierno, Richard Tebo	1,000	1,000	0.0015032202%	2,000	0.00%
Michael Francis Reczek	1,000	1,000	0.0015032202%	2,000	0.00%
Mr John Kratounis	1,000	1,000	0.0015032202%	2,000	0.00%
William L Holt	1,000	1,000	0.0015032202%	2,000	0.00%
Kimberly A Byrne	1,000	1,000	0.0015032202%	2,000	0.00%
Robert Booth & E Dianne Booth JT TEN JTWROS	1,000	1,000	0.0015032202%	2,000	0.00%
Vincent A Lawrence	1,000	1,000	0.0015032202%	2,000	0.00%
UBS Financial Services, Inc.	1,000	1,000	0.0015032202%	2,000	0.00%
Aaron Berk	1,000	1,000	0.0015032202%	2,000	0.00%
Amy Phillips	1,000	1,000	0.0015032202%	2,000	0.00%
Bruce Teter	1,000	1,000	0.0015032202%	2,000	0.00%
Walter John Warren and Penny L Warran Joint Tenet	1,000	1,000	0.0015032202%	2,000	0.00%
FMTC Custodian - Roth IRA FBO Lisa Elizabeth Lindsey	1,100	1,100	0.0016535422%	2,200	0.00%
Horace E Womack Jr	1,225	1,225	0.0018414447%	2,450	0.00%
Quillin, Laura	1,250	1,250	0.0018790252%	2,500	0.00%
Quillin, Shawn	1,250	1,250	0.0018790252%	2,500	0.00%
FMT CO CUST IRA Rollover FBO Timothy J Geraghty	1,500	1,500	0.0022548303%	3,000	0.00%
Shelford Mitchell	1,600	1,600	0.0024051523%	3,200	0.00%
William H Krull and Mary Frances Krull Joint Tenet	1,650	1,650	0.0024803133%	3,300	0.00%
Bland, Cherie	2,000	2,000	0.0030064403%	4,000	0.00%
Bland, Ronnie	2,000	2,000	0.0030064403%	4,000	0.00%
Groover, William C.	2,000	2,000	0.0030064403%	4,000	0.00%
Neuman, Mary Sue	2,000	2,000	0.0030064403%	4,000	0.00%
Neuman, Ronald	2,000	2,000	0.0030064403%	4,000	0.00%
FMT CO CUST IRA Rollover FBO Stephen Peng	2,000	2,000	0.0030064403%	4,000	0.00%
Shilpa Joshi	2,000	2,000	0.0030064403%	4,000	0.00%
Cuong Viet Nguten	2,000	2,000	0.0030064403%	4,000	0.00%
David F Humphers & Rina Hunphers JT TEN	2,000	2,000	0.0030064403%	4,000	0.00%
Gerald Fujii & Erin E Fujii JT TEN	2,000	2,000	0.0030064403%	4,000	0.00%
Amanda Berk	2,000	2,000	0.0030064403%	4,000	0.00%
Frank E Frustaci	2,000	2,000	0.0030064403%	4,000	0.00%
Lester Lawrence and Jamiz Smith Joint Tenet	2,000	2,000	0.0030064403%	4,000	0.00%
Daniel C Redmond	2,000	2,000	0.0030064403%	4,000	0.00%
Richard R. Ricketts	2,000	2,000	0.0030064403%	4,000	0.00%
Michael Thomas LA Plante	2,382	2,382	0.0035806704%	4,764	0.00%
Bauer, Christopher	2,500	2,500	0.0037580504%	5,000	0.00%
Bauer, Joseph	2,500	2,500	0.0037580504%	5,000	0.00%
Mark, Paul	2,500	2,500	0.0037580504%	5,000	0.00%
Morgan, Malcolm	2,500	2,500	0.0037580504%	5,000	0.00%
Vaughn, Judith	2,500	2,500	0.0037580504%	5,000	0.00%
Woratzeck, Mary	2,500	2,500	0.0037580504%	5,000	0.00%
Levine, Brett SEP IRA DCG & T TTEE	2,500	2,500	0.0037580504%	5,000	0.00%
William Bianchi	2,500	2,500	0.0037580504%	5,000	0.00%
Edson Magalhaes	2,500	2,500	0.0037580504%	5,000	0.00%
Samuel Armstrong Ward	2,500	2,500	0.0037580504%	5,000	0.00%
Tasos Pabukis	2,900	2,900	0.0043593385%	5,800	0.00%
Liantonio, Anthony & Lucille Liantonio JTTEN	3,000	3,000	0.0045096605%	6,000	0.00%
Ermal Jean Smither	3,000	3,000	0.0045096605%	6,000	0.00%
Summer Clark	3,200	3,200	0.0048103046%	6,400	0.00%
FMT CO CUST IRA ROLLOVER FBO J PAXTON BARNETT	3,500	3,500	0.0052612706%	7,000	0.00%
SEAN SACHEN	3,500	3,500	0.0052612706%	7,000	0.00%
NFS/FMTC IRA FBO Blair Scanlon Jr	3,600	3,600	0.0054115926%	7,200	0.00%
Ronald Douglas Higdon Ann Higdon	3,900	3,900	0.0058625587%	7,800	0.00%
JOHN G BUNCE	4,000	4,000	0.0060128807%	8,000	0.00%
Wells Fargo Bank Roth C/F Michael Common	4,000	4,000	0.0060128807%	8,000	0.00%
Gary Bombard	4,000	4,000	0.0060128807%	8,000	0.00%
Clarence Howard Hudson	4,000	4,000	0.0060128807%	8,000	0.00%
Anderson, Nancy P. Oppenheimer & Co Inc Custodian FBO RLVR IRA	4,300	4,300	0.0064638467%	8,600	0.00%
Craig Peterson	4,500	4,500	0.0067644908%	9,000	0.00%
Baker, Mattie	5,000	5,000	0.0075161009%	10,000	0.00%
Baker, Vera	5,000	5,000	0.0075161009%	10,000	0.00%
Gaffney, Judith	5,000	5,000	0.0075161009%	10,000	0.00%
Gaffney, Michael	5,000	5,000	0.0075161009%	10,000	0.00%
Graham, Kelly	5,000	5,000	0.0075161009%	10,000	0.00%
Hulley, Kathy	5,000	5,000	0.0075161009%	10,000	0.00%
Kaly Trust	5,000	5,000	0.0075161009%	10,000	0.00%
McGrady, Lois Kathleen	5,000	5,000	0.0075161009%	10,000	0.00%
Vaughn, Lloyd Russell	5,000	5,000	0.0075161009%	10,000	0.00%
Woratzeck, Jerry	5,000	5,000	0.0075161009%	10,000	0.00%
Basye, Merry Christeena	5,000	5,000	0.0075161009%	10,000	0.00%
Danielle Steiner & James Steiner	5,000	5,000	0.0075161009%	10,000	0.00%

FMT CO CUST IRA Rollover FBO Gerald W Daily	5,000	5,000	0.0075161009%	10,000	0.00%
NFS/FMTC IRA FBO Charles Brembs	5,000	5,000	0.0075161009%	10,000	0.00%
Boyce B Barwick & Deloras C Barwick JT TEN	5,000	5,000	0.0075161009%	10,000	0.00%
Craig Steven Glass	5,000	5,000	0.0075161009%	10,000	0.00%
Michelle Denise Pyatt	5,000	5,000	0.0075161009%	10,000	0.00%
Frank A. Ferrucci Jr.	5,500	5,500	0.0082677109%	11,000	0.00%
Thomas Burke and Joan Burke	5,600	5,600	0.0084180330%	11,200	0.00%
FMTC Custodian - Roth IRA FBO Robert F DeGarimore	6,000	6,000	0.0090193210%	12,000	0.00%
Lee J Heineman	6,000	6,000	0.0090193210%	12,000	0.00%
Gray, Bryan	6,667	6,667	0.0100219689%	13,334	0.00%
Murphy, John and Mary Murphy	7,000	7,000	0.0105225412%	14,000	0.00%
Joe F Cooper Gloria A Cooper	7,000	7,000	0.0105225412%	14,000	0.00%
Kaplon, Adam (Legent Clearing FBO)	7,500	7,500	0.0112741513%	15,000	0.00%
Kaplon, Michael (Legent Clearing FBO)	7,500	7,500	0.0112741513%	15,000	0.00%
Shy, Robert A	7,500	7,500	0.0112741513%	15,000	0.00%

Biancella, Anthony J	7,500	7,500	0.0112741513%	15,000	0.00%
Debra Renae Court	7,500	7,500	0.0112741513%	15,000	0.00%
FMTC Custodian - Roth IRA FBO Mihoko Steiner	7,900	7,900	0.0118754394%	15,800	0.00%
Albert Edward Attianese	8,000	8,000	0.0120257614%	16,000	0.00%
Charles E Sams & Betty S Sams JT TEN	8,000	8,000	0.0120257614%	16,000	0.00%
John O'Neil SEP IRA	8,350	8,350	0.0125518884%	16,700	0.00%
Humphers, David	8,750	8,750	0.0131531765%	17,500	0.00%
Bauer, Patrick	10,000	10,000	0.0150322017%	20,000	0.00%
Bauer, Therese	10,000	10,000	0.0150322017%	20,000	0.00%
Kaplon, Sandra (Legent Clearing FBO LLC)	10,000	10,000	0.0150322017%	20,000	0.00%
O'Brien, Elizabeth (Legent Clearing FBO LLC)	10,000	10,000	0.0150322017%	20,000	0.00%
Ward, Roland	10,000	10,000	0.0150322017%	20,000	0.00%
Kirschner, Howard R/O IRA DCG & T TTEE	10,000	10,000	0.0150322017%	20,000	0.00%
FMT CO CUST IRA Rollover FBO Gregory L Johnson	10,000	10,000	0.0150322017%	20,000	0.00%
FMTC TTEE TN Valley Authority 401K Plan FBO Edwin S Howard	10,000	10,000	0.0150322017%	20,000	0.00%
James & Mihoko Steiner TTEE The Steiner Insurance Trust U/A 4/20/06 FBO Danielle & Nicole Steiner	10,000	10,000	0.0150322017%	20,000	0.00%
Paul Drucker	10,000	10,000	0.0150322017%	20,000	0.00%
Ellen Turkel	10,000	10,000	0.0150322017%	20,000	0.00%
Eric H Berger	10,000	10,000	0.0150322017%	20,000	0.00%
Gumther Liebhart IRA TD Ameritrade Inc Custodian	10,000	10,000	0.0150322017%	20,000	0.00%
Mark Christie	10,000	10,000	0.0150322017%	20,000	0.00%
Mihoko Sreiner	10,000	10,000	0.0150322017%	20,000	0.00%
Ming-Liang Wei & Shu-Ling Sung JT TEN	10,000	10,000	0.0150322017%	20,000	0.00%
Richard Frank Pearson Sr & Kathleen E Pearson JT TEN	10,000	10,000	0.0150322017%	20,000	0.00%
Onnie J White Roth IRA	10,000	10,000	0.0150322017%	20,000	0.00%
Kenny Dinh	10,800	10,800	0.0162347779%	21,600	0.00%
Humphers, Dave Grass Valley, CA	11,250	11,250	0.0169112269%	22,500	0.00%
Roland L Pitts Trust/ ADA Lee McAuley Pitts Trust	13,000	13,000	0.0195418622%	26,000	0.00%
American Enterprise Investment Services, Inc.	13,282	13,282	0.0199657703%	26,564	0.00%
High Yield Orange, Inc.	14,000	14,000	0.0210450824%	28,000	0.00%
Baker, Myron Jr	15,000	15,000	0.0225483026%	30,000	0.00%
Andrew Bleakley & Patricia L Bleakley JT TEN	15,000	15,000	0.0225483026%	30,000	0.00%
David N Heizer & Alicia F Heizer TRS FBO David N Heizer Revocable Living Trust UA OCT 19, 1989	15,000	15,000	0.0225483026%	30,000	0.00%
Michael K White	15,000	15,000	0.0225483026%	30,000	0.00%
Mary Harmon Salter	15,000	15,000	0.0225483026%	30,000	0.00%
Mikiko Yamao Mihoko Steiner	16,000	16,000	0.0240515228%	32,000	0.00%
Scott T Price	16,325	16,325	0.0245400693%	32,650	0.00%
Donato, John	16,400	16,400	0.0246528108%	32,800	0.00%
Forrest Bruce Whitehead	16,800	16,800	0.0252540989%	33,600	0.00%
Amos B Peterson	17,000	17,000	0.0255547429%	34,000	0.00%
Bill T Michaluk	17,698	17,698	0.0266039906%	35,396	0.00%
DCG & T F/B/O William Kanze /IRA William Kanze	19,600	19,600	0.0294631154%	39,200	0.00%
Bayse, Martin	20,000	20,000	0.0300644034%	40,000	0.00%
Burke, Ennise	20,000	20,000	0.0300644034%	40,000	0.00%
Burke, Hugh	20,000	20,000	0.0300644034%	40,000	0.00%
Drucker, Mark	20,000	20,000	0.0300644034%	40,000	0.00%
Dawson, Scott A	20,000	20,000	0.0300644034%	40,000	0.00%
VictoriaJ CLARK	20,000	20,000	0.0300644034%	40,000	0.00%
Wells Fargo Bank Roth C/F Michael P Bredenberg	20,000	20,000	0.0300644034%	40,000	0.00%
PAUL MATTIES SR	20,000	20,000	0.0300644034%	40,000	0.00%
Zahid R Qureshi & Shabnum Z Qureshi JT TEN	20,000	20,000	0.0300644034%	40,000	0.00%
J Marshall Gage	20,000	20,000	0.0300644034%	40,000	0.00%
Samantha P Griffith Roth IRA	20,000	20,000	0.0300644034%	40,000	0.00%
Jeffrey D Griffith Jr Roth IRA	20,000	20,000	0.0300644034%	40,000	0.00%
Alexandra L Griffith Roth IRA	20,000	20,000	0.0300644034%	40,000	0.00%
Bogdan Czerwinski	20,600	20,600	0.0309663355%	41,200	0.00%
Yates, Raymond Richard Yates & Sandra W Yates JTWROS	21,000	21,000	0.0315676236%	42,000	0.00%
Barbara Macrae Andrew Macrae	21,200	21,200	0.0318682676%	42,400	0.00%
Karen D Stahl	22,000	22,000	0.0330708438%	44,000	0.00%
Bradley David Kruger	24,000	24,000	0.0360772841%	48,000	0.00%
Baker, Gregory	25,000	25,000	0.0375805043%	50,000	0.00%
Rogers, John R	25,000	25,000	0.0375805043%	50,000	0.00%
Woods, Dale	25,000	25,000	0.0375805043%	50,000	0.00%
Kaplon Family Trust - Robert & Sandra (Legent Clearing FBO)	25,000	25,000	0.0375805043%	50,000	0.00%
Galucio, Frances	25,000	25,000	0.0375805043%	50,000	0.00%
IRVING PIROFSKY TR FBO ANNA PIROFSKY REVOCABLE TRUST UA NOV 14, 1994	25,000	25,000	0.0375805043%	50,000	0.00%
Irving Pirofsky TR FBO Irving Pirofsky Revocable Trust UA Nov 14, 1994	25,000	25,000	0.0375805043%	50,000	0.00%
Jeffrey D Griffith Jennifer S Griffith Joint Tenet	25,000	25,000	0.0375805043%	50,000	0.00%
Lloyd E Loetterle & Lois L Loetterle Community Property	25,090	25,090	0.0377157941%	50,180	0.00%
Brown Brothers Harriman & Co	26,000	26,000	0.0390837245%	52,000	0.00%
Matheny, David S IRA Raymond James & Assoc INC CSDN	26,500	26,500	0.0398353346%	53,000	0.00%
Ricciutti, James V	26,700	26,700	0.0401359786%	53,400	0.00%
Dorothy L Zuccaro TTEE Dorothy L Sadlier REV TR U/A 4/4/76	26,886	26,886	0.0404155775%	53,772	0.00%
Nick A Landolina TTEE Nick A Landolina Rev TR U/A 1/16/90	27,890	27,890	0.0419248106%	55,780	0.00%
FMTC Custodian - Roth IRA FBO Danielle Steiner	30,000	30,000	0.0450966052%	60,000	0.00%
NFS/FMTC Rollover IRA FBO Jay Russo	30,000	30,000	0.0450966052%	60,000	0.00%
NFS/FMTC Roth IRA FBO Caroline S Boylan	30,000	30,000	0.0450966052%	60,000	0.00%
Timothy P Knoy	30,000	30,000	0.0450966052%	60,000	0.00%
First Southwest Company	30,000	30,000	0.0450966052%	60,000	0.00%

Jennifer S Griffith Roth IRA	30,000	30,000	0.0450966052%	60,000	0.00%
Options Express, Inc.	30,449	30,449	0.0457715510%	60,898	0.00%
Van Vorst, Gary	32,500	32,500	0.0488546556%	65,000	0.00%
J Paxton Barnett TTEE Joe P Barnett Grandchild TR U/A 02/25/98	32,500	32,500	0.0488546556%	65,000	0.00%
Cassel, Coleman	33,334	33,334	0.0501083412%	66,668	0.00%
Adams, Kenneth J	35,000	35,000	0.0526127060%	70,000	0.00%
Kaplon, Robert L Trading Account	35,000	35,000	0.0526127060%	70,000	0.00%
Michael P Bredenberg	35,000	35,000	0.0526127060%	70,000	0.00%
Williams,James	35,250	35,250	0.0529885111%	70,500	0.00%
Joyce Kasprzyk & Steve Bloom Community Property	35,450	35,450	0.0532891551%	70,900	0.00%
Ann Della-Donna TTEE Ann R Della-Donna TR U/A 5/3/89	40,000	40,000	0.0601288069%	80,000	0.00%
Henry M Middleton & Bettye N Middleton JTEN	40,000	40,000	0.0601288069%	80,000	0.00%
Ameriprise Advisor Services, Inc	40,000	40,000	0.0601288069%	80,000	0.00%
Rosemary Lindsey TTEE Rosemary Lindsey Trust U/A 7/1/96 FBO Rosemary Lindsey	46,600	46,600	0.0700500600%	93,200	0.00%
Broom, Annette	50,000	50,000	0.0751610086%	100,000	0.00%
Gallucio, Jim	50,000	50,000	0.0751610086%	100,000	0.00%
Alphonse Della-Donna TTEE Alphonse Della-Donna REV TR U/A 4/17/75	50,000	50,000	0.0751610086%	100,000	0.00%
Hendrick L Cromartie III	50,000	50,000	0.0751610086%	100,000	0.00%
Gerlach & Company	50,000	50,000	0.0751610086%	100,000	0.00%
Charles E Sams & Betty S Sams JT TEN	50,000	50,000	0.0751610086%	100,000	0.00%
Vera F Baker Trust TTEE	51,500	51,500	0.0774158389%	103,000	0.00%
Hans Peetz-Larsen	57,500	57,500	0.0864351599%	115,000	0.00%
Richard H Gills	60,000	60,000	0.0901932103%	120,000	0.00%
T.D. Waterhouse Canada Corp	61,500	61,500	0.0924480406%	123,000	0.00%
Anderson, Nancy P.	68,500	68,500	0.1029705818%	137,000	0.00%
Sam J Pirofsky	70,398	70,398	0.1058236937%	140,796	0.00%

James Steiner & Susan Satz JT TEN	70,500	70,500	0.1059770221%	141,000	0.00%
William J Wallace	72,821	72,821	0.1094659961%	145,642	0.00%
J Paxton Barnett Janice C Barnett	75,000	75,000	0.1127415129%	150,000	0.00%
TD Ameritrade Inc.	76,700	76,700	0.1152969872%	153,400	0.00%
Oyung, Phillip	80,000	80,000	0.1202576138%	160,000	0.00%
David S Snyder & Beth E Snyder JTWROS	83,450	83,450	0.1254437233%	166,900	0.00%
Schoenfeld, Donald SEP IRA DCG & T TTEE	88,300	88,300	0.1327343412%	176,600	0.00%
First Clearing LLC	91,125	91,125	0.1369809382%	182,250	0.00%
Valvasone Trust DTD Richard Polythress TTEE (On NOBO as Richard Polythress)	91,523	91,523	0.1375792198%	183,046	0.00%
Robert J Sussman	95,000	95,000	0.1428059163%	190,000	0.00%
Ekers, Wayne	100,000	100,000	0.1503220172%	200,000	0.00%
Garland, Marshall	100,000	100,000	0.1503220172%	200,000	0.00%
Niesen, Jesse	100,000	100,000	0.1503220172%	200,000	0.00%
UI Partners	100,000	100,000	0.1503220172%	200,000	0.00%
Valvasone Trust	100,000	100,000	0.1503220172%	200,000	0.00%
Vera Baker Trust	100,000	100,000	0.1503220172%	200,000	0.00%
Levine, Melvin H	100,000	100,000	0.1503220172%	200,000	0.00%
Blair F Scanlon Jr Separate Property	100,000	100,000	0.1503220172%	200,000	0.00%
J S International	100,000	100,000	0.1503220172%	200,000	0.00%
Isaac Toveg	100,000	100,000	0.1503220172%	200,000	0.00%
James Steiner	100,000	100,000	0.1503220172%	200,000	0.00%
Progressive Axle & Tire Inc.	106,000	106,000	0.1593413382%	212,000	0.00%
Warshaw, Linda	115,000	115,000	0.1728703198%	230,000	0.00%
Russell J Mlinar Rollover IRA	123,000	123,000	0.1848960811%	246,000	0.00%
Reese Freyer	125,000	125,000	0.1879025215%	250,000	0.00%
Terry Michael Herndon	125,500	125,500	0.1886541316%	251,000	0.00%
Kanan, Jill & Steve Kanan TTEES Westbay Management Co UAD Dated 2/1/1999	141,000	141,000	0.2119540442%	282,000	0.00%
Cory Azriliant	150,000	150,000	0.2254830258%	300,000	0.00%
Eric Berger	150,000	150,000	0.2254830258%	300,000	0.00%
Slattery, Lawrence	188,500	188,500	0.2833570024%	377,000	0.00%
Kanan, Malcolm TTEE Malcolm Kanan Trust U/A DTD 12/26/96	194,500	194,500	0.2923763234%	389,000	0.00%
Bartner, Joyce	200,000	200,000	0.3006440344%	400,000	0.00%
Bothun, Doug	200,000	200,000	0.3006440344%	400,000	0.00%
William H White Roth IRA	200,000	200,000	0.3006440344%	400,000	0.00%
John Knoy TOD Julie K Garner & Shery K Raven & Timothy P Knoy	210,000	210,000	0.3156762361%	420,000	0.00%
Figueiredo, Rui	230,066	230,066	0.3458398521%	460,132	0.00%
Dave G Humphers & Dorene K Humphers JT TEN	244,051	244,051	0.3668623862%	488,102	0.00%
Ledet, Louis	250,000	250,000	0.3758050430%	500,000	0.00%
Scanlon, Blair	250,000	250,000	0.3758050430%	500,000	0.00%

Howard Pirpfsky & Maureen L Pirofsky JT TEN	250,000	250,000	0.3758050430%	500,000	0.00%
Davis Family Investments Corp	265,200	265,200	0.3986539896%	530,400	0.00%
The Estate of Robert H. Jaffe	275,000	275,000	0.4133855473%	550,000	0.00%
Ferlisi, Ronald	300,000	300,000	0.4509660516%	600,000	0.00%
Samuels, Jody	300,000	300,000	0.4509660516%	600,000	0.00%
Warshaw,Brian	300,000	300,000	0.4509660516%	600,000	0.00%
J Paxton Barnett	300,000	300,000	0.4509660516%	600,000	0.00%
E*Trade Clearing LLC	346,917	346,917	0.5214926324%	693,834	0.00%
Citigroup Global Markets Inc.	365,900	365,900	0.5500282609%	731,800	0.00%
ADP Clearing & Outsorcing Services Inc.	443,050	443,050	0.6660016972%	886,100	0.00%
J Paxton Barnett TTEE Charlotte Van Ness Barnett TR U/A 4/21/89	466,667	466,667	0.7015032480%	933,334	0.00%
Baker, Myron	500,000	500,000	0.7516100860%	1,000,000	0.00%
Matheny, Howard E	500,000	500,000	0.7516100860%	1,000,000	0.00%
Blair F. Scanlon, Jr.	500,000	500,000	0.7516100860%	1,000,000	0.00%
Cassel Family Trust	501,210	501,210	0.7534289824%	1,002,420	0.00%
Vera F. Baker Trust	600,000	600,000	0.9019321032%	1,200,000	0.00%
Matheny, David S & Allison J Matheny JT/WROS	600,000	600,000	0.9019321032%	1,200,000	0.00%
Eliason, Donald C Jr	644,907	644,907	0.9694372114%	1,289,814	0.00%
Eliason, Jr. Donald	800,000	800,000	1.2025761376%	1,600,000	0.00%
Tribolet, Richard	1,000,000	1,000,000	1.5032201719%	2,000,000	0.00%
Jeff C Nuttall	1,000,000	1,000,000	1.5032201719%	2,000,000	0.00%
James Steiner	1,000,000	1,000,000	1.5032201719%	2,000,000	0.00%
Pershing LLC	1,104,700	1,104,700	1.6606073239%	2,209,400	0.00%
Merrill Lynch, Pierce, Fenner & Smith Inc.	1,263,415	1,263,415	1.8991909135%	2,526,830	0.00%
Around The Clock Partners	1,352,984	1,352,984	2.0338328411%	2,705,968	0.00%
Barnett, J. Paxton	1,587,499	1,587,499	2.3863605197%	3,174,998	0.00%
Joseph Paxton Barnett Trustee of the Charlette Van Ness Barnett Sexond Amended and Restated Revocable Living Trust	1,587,501	1,587,501	2.3863635262%	3,175,002	0.00%
High Yield Orange, Inc.	1,791,667	1,791,667	2.6932699758%	3,583,334	0.00%
Matheny, Dave	2,483,333	2,483,333	3.7329962593%	4,966,666	0.00%
Jeffrey J Nuttall & Angels D Rogers JTTEN	2,500,000	2,500,000	3.7580504299%	5,000,000	0.00%
Pamco Investments Corp	3,400,000	3,400,000	5.1109485846%	6,800,000	0.00%
Charles Schwabb & Co Inc	4,794,155	4,794,155	7.2066705034%	9,588,310	0.00%

TOTAL SHARES	41,098,650	41,098,650	61.7803197197%	82,197,300	0.00%

——————
(1)
Applicable percentage of ownership is based on shares of our common stock outstanding as of August 25, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	All of the shares currently owned by each of the selling security holders are being registered in this offering.
(3)
Shares of our common stock underlying warrants issued to the Company’s shareholders pursuant to an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc. The warrants have an exercise price of $0.25 and are exercisable for a period of five years.

(4)	Applicable percent of ownership is based on an assumed 133,047,709 shares of our common stock outstanding after the offering which included 41,098,650 shares issued upon full exercise of the warrants issued as per the Agreement and Plan of Share Exchange dated March 22, 2010.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees, and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees, or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 200,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).  As of August 25, 2010, the Company had 91,949,059 shares of Common Stock issued and outstanding. As of August 25, 2010, the Company had 1.0 million Series A and 300,000 Series B Preferred Stock issued and outstanding.

 Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution, or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Warrants Outstanding

The Company has issued 41,098,650 warrants pursuant to an Agreement and Plan of Share Exchange dated March 22, 2010 between the Company and Wilon Resources, Inc. The warrants are exercisable for five years from the date of the Agreement and may be exercise at a price of $0.25 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Co. Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716

DESCRIPTION OF BUSINESS

Overview

US Natural Gas Corp (“US Natural Gas”, the “Company”, “we”, “us”, or “our”) was organized as a Florida Corporation on March 28, 2008 under the name of Adventure Energy, Inc. As discussed further below, US Natural Gas is in the oil and natural gas industry and is engaged in exploration, development and production activities in the Appalachian Basin, particularly in Kentucky and West Virginia.  Our business activities focus primarily on the drilling and acquisition of proven developed and underdeveloped proprieties and on the enhancement and development of these properties.

On March 22, 2010, the Company amended the Articles of Incorporation to effectively change its name to US Natural Gas Corp.  On April 14, 2010, the name change became effective along with a change in the Company's trading symbol from "ADVE" to "UNGS".

Recent Developments

On May 28, 2010, the Company received notification from the appropriate state agencies that the acquisition of Wilon Resources, Inc. by the Company was effective. Subsequently on June 3, 2010, the Company received notification from FINRA that Wilon Resources, Inc. will no longer trade as a standalone entity. Since this date, the Company has worked with DTCC (the Depository Trust & Clearing Corporation) to help facilitate a smooth transition in the exchange of shares and issuance of warrants as per the share exchange agreement between the two companies. The Company intends to file an S-1 registration covering all shares and warrants issued as per the share exchange agreement prior to August 31, 2010.

On May 5, 2010, E 3 Petroleum Corp, a wholly owned subsidiary, entered into an Agreed Consent Order with the West Virginia Department of Environmental Protection Office of Oil & Gas, whereby the Company provided to the Office of Oil & Gas a schedule to abate all current violations and bring non-producing wells into production. In addition, the Company agreed to pay a civil administrative penalty in the amount of Twenty Five Thousand Dollars ($25,000.00) prior to April 1, 2011.

On March 25, 2010, Wilon Resources, Inc filed an amendment to the Articles of Incorporation to change the Company’s name to US Natural Gas Corp WV.

On March 22, 2010, the Company amended the Articles of Incorporation for US Natural Gas Corp, a wholly owned subsidiary of the Company, to change the name to US Natural Gas Corp KY.

On March 19, 2010, the Company's shareholders approved with 16,611,138 votes for and zero votes against to a share exchange between the Company and Wilon Resources, Inc. (Wilon), a Tennessee corporation whereby the Company will acquire all of the outstanding shares of Wilon and hold Wilon as a wholly-owned subsidiary.  For each share of common stock of Wilon exchanged, the Company will  issue one share of the Company's common stock plus one warrant to purchase one additional share of common stock of the Company at an exercise price of  $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue.  The shareholders for Wilon approved of the share exchange with 27,843,109 votes for and zero votes against.
On March 19, 2010, the company's shareholders approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp.  The majority shareholders of Wilon simultaneously approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp WV. In addition, the company's shareholders approved an amendment to the Company's Articles of Incorporation deleting Article 8 thereof to eliminate reference to a non-existent "Shareholders' Restrictive Agreement."

On February 28, 2010, the Company and Wilon Resources, Inc executed a plan of share exchange between the two companies which was placed before shareholder vote on March 19, 2010.

On January 1, 2010, the Company hired Mr. Louis Ledet as the Field Supervisor for the West Virginia operations. Mr. Ledet along with contractor labor spent the majority of the 1st quarter of 2010 repairing the gathering system, repairing roads leading to wells, installing components to the Company’s meter run, fabricating a Hydrogen Sulfide detection facility, installing a Glycol unit, and concentrating on the infrastructure in preparation of delivery. From late March through the present, the focus has been on swabbing wells, replacing completion components, hooking up previously drilled wells, and placing the wells into production. Over the course of the next 6-9 months, the Company’s efforts will stay on course to increase production by focusing on individual wells.

Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no significant revenues and has incurred losses of $2,735,025 for the period March 28, 2008 (inception) to the quarter ended June 30, 2010 and negative working capital aggregating $2,001601. In addition, the Company incurred losses of $2,388,265 for the period March 28, 2008 (inception) to December 31, 2009 and negative working capital aggregating $913,077. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

Area of Operations

Appalachian is surrounded by major natural gas markets in the northeastern United States. This proximity to a substantial number of large commercial and industrial gas markets, including natural gas powered electricity plants, coupled with the relatively stable nature of Appalachian production and the availability of transportation facilities has resulted in generally higher wellhead prices for Appalachian natural gas than those prices available in the Gulf Coast and Mid-continent regions of the United States. Appalachia includes portions of Ohio, Pennsylvania, New York, West Virginia, Kentucky and Tennessee. Although Appalachia has sedimentary formations indicating the potential for deposits of gas and oil reserves to depths of 30,000 feet or more, most production in the Basin has been from wells drilled to a number of relatively shallow blanket formations at depths of 1,000 to 7,500 feet. These formations are generally characterized by long-lived reserves that produce for more than 20 years. The drilling success rates of other operators drilling to these formations historically have exceeded 90%.

            Long production life and high drilling success rates to these shallow formations has resulted in a highly fragmented, extensively drilled, low technology operating environment in Appalachia. As a result, there has been limited testing or development of productive and potentially productive formations at deeper depths. Although our management believes that significant exploration and development opportunities may exist in these deeper, less developed formations for those operators with the capital and technical expertise, we will not engage in drilling to such depths unless as part of a program in which investors put up substantially all the funds needed.

Cash Requirements

On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Caesar Capital Group, LLC, (“Caesar”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to Caesar a Common Stock Purchase Warrant Agreement granting the holder the  right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

 On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with ARRG Corp, (“ARRG”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to ARRG a Common Stock Purchase Warrant Agreement granting the holder the right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

On June 18, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Asher Enterprises, (“Asher”) in the amount of Fifty Thousand Dollars ($50,000) and a Securities Purchase Agreement. The Promissory Note was fully funded on June 18, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price which shall mean 58% of the Market Price. The Market Price is defined as the average of the three (3) lowest Trading Prices for the common stock during the 10 (ten) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.  The Promissory Note has a term of nine (9) months and accrues interest at a rate equal to eight percent (8%) per year.

On September 24, 2009 we entered into a Securities Purchase Agreement with Tangiers Investors, LP (“Tangiers”). Pursuant to the Securities Purchase Agreement the Company may, at its discretion, periodically sell to Tangiers shares of its common stock for a total purchase price of up to $3,000,000. Management believes that the funds available under the Securities Purchase Agreement will be sufficient to fund operations for the next 12 months.

To fund the Company's drilling and rework operations on the leasehold property in Kentucky and West Virginia over the next 12-18 months, the Company anticipates it will require up to approximately $2,500,000. Additional capital will be required to effectively support the operations and to otherwise implement overall business strategy. We currently do not have any contracts or commitments for additional financing outside of the Securities Purchase Agreement between the Company and Tangiers Investors, LP. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict the ability to grow and may reduce the ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail drilling and development plans and possibly be required to cease operations. Any additional equity financing may involve substantial dilution to then existing shareholders.

Discussion of Our Business

Our business strategy is to economically increase reserves, production, and the sale of natural gas and oil from existing and acquired properties in the Appalachian Basin and elsewhere, in order to maximize shareholders' return over the long term. Our strategic location in Kentucky enables us to actively pursue the acquisition and development of producing properties in that area that will enhance our revenue base without proportional increases in overhead costs.

We expect to generate long-term reserve and production growth through drilling activities and further acquisitions. We believe that our management’s experience and expertise will enable us to identify, evaluate, and develop natural gas projects.

We have acquired and intend to acquire additional producing oil and gas property rights where we believe significant additional value can be created. Our Management is primarily interested in developmental properties where some combination of these factors exist: (1) opportunities for long production life with stable production levels; (2) geological formations with multiple producing horizons; (3) substantial exploitation potential; and (4) relatively low capital investment production costs.

Licenses

We hold licenses to operate in the states of Kentucky and West Virginia. We also hold a Gathering Line Operators License in the state of Kentucky, and a license to perform as an "Operator" of wells in the state of West Virginia.  E 3 Petroleum Corp, a wholly owned subsidiary, is the operator of the Company's wells in the states of West Virginia and Kentucky and acts as the bonding entity for these wells. In addition, the Company, or its subsidiaries, holds all appropriate regulatory licenses to perform business in the districts of operation.

Research & Development

For 2009 fiscal year, our expenses were minimal for research and development.  We anticipate that future research and development expenses will increase during 2010 and into 2011 as we prepare to drill additional wells on our leaseholds.  In addition, the Company plans to have a Reserves Report prepared on its Kentucky and West Virginia leaseholds during calendar year 2010.

Compliance Expenses

Our company incurs annual expenses to comply with state and federal licensing requirements.  We estimate these costs to be under $10,000 per year.  Once we begin our “turnkey” drilling, we anticipate annual expenditures of approximately $12,000 per well related to environmental costs including water drainage and land development.  It is difficult to estimate these environmental expenses while we are still a development stage company as they are largely dependent on many factors for each drilled well.  See “Government Regulation” and “Environmental Regulation” below.

Natural Gas

U.S. Natural Gas Consumption.  EIA expects total natural gas consumption to increase by 1.9 percent to 63.8 Bcf/d in 2010 and decline by 0.6 percent in 2011. Total U.S. heating degree-days (HDDs) during the first quarter 2010 were about 0.7 percent higher than last year.  However, in the South region, first-quarter HDDs were about 20 percent higher than the same period last year.  The cold weather helped boost year-over-year natural gas consumption in the electric power sector, adding to the increase in industrial sector consumption brought about by the improved economic conditions.

In last month's Outlook, EIA revised upward the forecast for natural gas consumption in the electric power sector for this year largely because of the higher space heating demand due to cold weather in the South.  This month's Outlook includes another upward revision to the electric power sector consumption forecast.  However, this revision reflects EIA's expectation that lower natural gas prices relative to coal prices will increase the utilization of natural-gas-fired generating facilities in the baseload power supply.

EIA's forecast for 2011 includes consumption declines in all sectors except the industrial sector.  The projected return to near-normal weather reduces consumption in the residential and commercial sectors, while higher natural gas prices reverse the coal-to-gas switching trend observed in 2009 and forecast to continue in 2010.  Consumption in the industrial sector, supported by continued economic growth, is projected to increase by 1.7 percent in 2011.

U.S. Natural Gas Production and Imports.  EIA expects total marketed natural gas production to increase by 0.4 Bcf/d (0.7 percent) to 60.9 Bcf/d in 2010 and decrease by 0.7 Bcf/d (1.2 percent) in 2011.  In last month's Outlook, domestic production growth was forecast to decline by 0.5 Bcf/d in 2010, reflecting the lagged effect of lower drilling rates last year.  The higher production forecast in this Outlook reflects the latest January 2010 production estimate from the EIA-814 survey and the continuing increase in the number of working natural gas rigs over the last month.  Any significant revision to estimated January 2010 natural gas production would affect this forecast.  The number of working natural gas rigs has increased by almost 200 since the end of last year.  With no further increase from the current 950 natural gas rigs currently working, EIA expects production to begin to show month-to-month declines beginning in the second quarter this year.  However, production is not expected to begin to show year-over-year declines until the first quarter of 2011.

EIA expects U.S. net natural gas imports to decline in 2010 as higher imports of liquefied natural gas (LNG)--and lower pipeline exports--are more than offset by a steep decline in pipeline imports as Canadian natural gas production drops off.  The global LNG market appears to be well-supplied in 2010.  In addition to the ramp-up of new global liquefaction capacity brought on-stream last year, about 3 Bcf/d of new capacity is set to start up this year.  Spain, which relies on LNG in part for electricity generation, currently has hydroelectric reserves 34 percent above last year and 47 percent above the previous 5-year average.  While EIA currently expects U.S. LNG imports to increase by about 0.5 Bcf/d this year over last, the failure of global demand to keep pace with increased global supply could lead to even higher U.S. LNG imports than currently forecast.  EIA expects that an increase in global LNG demand next year will keep U.S. LNG imports roughly unchanged from 2010.

U.S. Natural Gas Inventories.  On March 26, 2010, working natural gas in storage was 1,638 Bcf,160 Bcf above the previous 5-year average (2005-2009) and 16 Bcf below the level during the corresponding week last year.  Warmer-than-normal weather in March (HDDs were 10 percent below the 30-year normal for the month) contributed to an estimated monthly storage withdrawal of about 49 Bcf, or around 116 Bcf below the previous 5-year average for the month.  Natural gas stocks at the end of March (the end of the withdrawal season) are estimated to be 1,656 Bcf, an amount comparable to stocks at the end of March last year.  EIA expects continued production strength to contribute to high inventories again this fall.  The current forecast for the end of October is 3,771 Bcf, only slightly below the record storage volume reached last fall.  The forecast injection of 2,063 Bcf between March and November is about 5 percent below the stock build that occurred over the corresponding period last year, but it is more than 6 percent above the previous 5-year average.

U.S. Natural Gas Prices.  The Henry Hub spot price averaged $4.29 per MMBtu in March, $1.03 per MMBtu lower than the average spot price in February and $0.64 per MMBtu lower than the forecast for March in last month's Outlook . In the same way that colder-than-normal weather contributed to higher prices in January and February, warmer-than-normal weather contributed to lower prices in March.  In particular, prices touched a 4-month low during the final days of the month as lower demand and higher production resulted in storage injections.  EIA expects prices to remain low for the next several months.  With strong production and the absence of meaningful space-heating demand, lower-priced natural gas will once again compete with coal for a share of the baseload electricity supply—particularly in the spring and fall.  Sustained low prices could reduce drilling activity over time.  As a result, EIA expects production to decline and prices to increase in 2011.  The Henry Hub spot price forecast averages $4.44 per MMBtu in 2010 and $5.33 per MMBtu in 2011.

Volatility in the June 2010 futures and options markets trended lower during the first half of March but rose in the second half as natural gas spot prices fell to $4 per MMBtu.  For the 5-day period ended April 1, implied volatility for June 2010 natural gas options averaged 41 percent per annum, while June 2010 futures prices averaged $4.04 per MMBtu.  The lower and upper limits of the 95-percent confidence interval, therefore, were $3.00 and $5.50 per MMBtu, respectively.

A year earlier, natural gas delivered to the Henry Hub in June 2009 was trading at $3.90 per MMBtu and implied volatility averaged about 63 percent.  This generated a lower and upper limit for the 95-percent confidence interval of $2.45 and $6.20 per MMBtu, respectively.

Despite the increase in the implied volatilities during March, the probability of the Henry Hub realized price rising above $6.50 million Btu in December 2010 fell from 30 percent last month to 19 percent this month

Crude

Crude Oil Prices.  WTI crude oil spot prices averaged $81 per barrel in March 2010, almost $5 per barrel above the prior month's average and $3 per barrel higher than forecast in last month's Outlook.  Oil prices rose from a low this year of $71.15 per barrel on February 5 to $80 per barrel by the end of February, generally on news of robust economic and energy demand growth in non-OECD Asia and the Middle East, and held near $81 until rising to $85 at the start of April.  EIA expects WTI prices to average above $81 per barrel this summer, slightly less that $81 for 2010 as a whole, and $85 per barrel by the fourth quarter 2011.  As always, these energy price forecasts are highly uncertain, as both recent experience and the sizable participation in near-term futures options contracts (with a wide range of strike prices) clearly demonstrate that prices can move within a wide range in a relatively short period.

Over the 5-day period ending April 1, June 2010 WTI futures contracts averaged $83.07 per barrel.  Over the same 5-day period, the  lower and upper limits for the 95-percent confidence interval for June 2010 futures were $68 and $101 per barrel, respectively, based on the June 2010 implied volatility of 28 percent calculated from New York Mercantile Exchange (NYMEX) near-the-money options on WTI futures.  One year ago, futures contracts for WTI delivered into Cushing, Oklahoma, in June 2009 averaged about $45 per barrel and implied volatility, at 74 percent, was more than twice the rate now trading in the options markets.

The market's assessment of the probability of the realized WTI spot price exceeding $100 per barrel during 2010 increases from 3 percent for the June 2010 contract to 21 percent for the December 2010 contract.  These probabilities showed little change across the forward curve in March.  The probability for each month is calculated using the futures price for that contract, its implied volatility, and its time to expiration.  Like the confidence intervals reported by EIA, this is a market-based probability estimate derived using traded futures and options prices.

_________________________________________________________________

1   http://www.eia.doe.gov/emeu/steo/pub/contents.html
2   The US Annual Energy Outlook 2010 released December 14, 2009 is available at http://www.eia.doe.gov/oiaf/aeo/index.html.
3  This information is from the Annual Energy Outlook 2010 with Projections to 2035 at http://www.eia.doe.gov/oiaf/aeo/index.html
4 Id.
5 Id.
6 Id.
7 Id.
8 Id.
9 Id.
10 Id.
11 Id.
12 The Energy Information Administration Short Term Energy Outlook released April 6, 2010 can be found at http://www.eia.doe.gov/emeu/steo/pub/contents.html

Labor and Other Supplies

We contract all labor for the development of leasehold acreage in preparation for drilling, as well as the drilling and completion crews. We purchase all supplies, including but not limited to the steel casing for each well, valves, regulators, 1”, 2”, 3” gathering lines, and all other supplies from local distributors. In times of heavy demand, such as when many other local natural gas producers are drilling, we may have difficulty obtaining supplies in a timely fashion. Also during times of heavy demand, prices for our drilling supplies are escalated, therefore affecting our profit margins.

Commodity Price Volatility

Oil and natural gas prices are volatile and subject to a number of external factors. Prices are cyclical and fluctuate as a result of shifts in the balance between supply and demand for oil and natural gas, world and North American market forces, conflicts in Middle Eastern countries, inventory and storage levels, OPEC policy, weather patterns and other factors. OPEC supply curtailment, tensions in the Middle East, increased demand in China and low North American crude stocks have kept crude oil prices high. Natural gas prices are greatly influenced by market forces in North America since the primary source of supply is contained within the continent.

Market forces include the industry’s ability to find new production and reserves to offset declining production, economic factors influencing industrial demand, weather patterns affecting heating demand and the price of oil for fuel switching.

Seasonality

The exploration for oil and natural gas reserves depends on access to areas where operations are to be conducted. Seasonal weather variations, including freeze-up and break-up affect access in certain circumstances. According to the American Petroleum Institute, more than 60 million U.S. households use natural gas for water heating, space heating, or cooking. In total, natural gas accounts for more than 50 percent of the fuel used to heat U.S. homes. Residential and commercial heating demand for natural gas is highly weather-sensitive, making weather the biggest driver of natural gas demand in the short term. As a result, natural gas demand is highly “seasonal” in nature, with significant “peaks” in the winter heating season.

Seasonality and the natural gas in storage also play a prominent role in natural gas prices. Because natural gas consumption is seasonal but production is not, natural gas inventories are built during the summer for use in the winter. This seasonality leads to higher winter prices and lower summer prices. In addition, inventories above the seasonal average depress prices, and inventories below the seasonal average boost prices.

 Governmental Regulation

Operations are or will be subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production.
Operations are or will also be subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties.

In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from the wells and to limit the number of wells or the locations at which we may be able to drill.

Business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that operations are conducted in full and substantial environmental regulatory compliance.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on future operations.

We believe that operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on operations than on other similar companies in the energy industry. We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Environmental Regulation

The oil and gas industry is extensively regulated by federal, state and local authorities.  The scope and applicability of legislation is constantly monitored for change and expansion.  Numerous agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for noncompliance. To date, these mandates have had no material effect on our capital expenditures, earnings or competitive position.

Legislation and implementing regulations adopted or proposed to be adopted by the Environmental Protection Agency and by comparable state agencies, directly and indirectly, affect our operations. We are required to operate in compliance with certain air quality standards, water pollution limitations, solid waste regulations and other controls related to the discharging of materials into, and otherwise protecting the environment. These regulations also relate to the rights of adjoining property owners and to the drilling and production operations and activities in connection with the storage and transportation of natural gas and oil.

We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed operations may have upon the environment. Requirements imposed by such authorities could be costly, time-consuming and could delay continuation of production or exploration activities. Further, the cooperation of other persons or entities may be required for us to comply with all environmental regulations. It is conceivable that future legislation or regulations may significantly increase environmental protection requirements and, as a consequence, our activities may be more closely regulated which could significantly increase operating costs. However, management is unable to predict the cost of future compliance with environmental legislation. As of the date hereof, management believes that we are in compliance with all present environmental regulations. Further, we believe that our oil and gas explorations do not pose a threat of introducing hazardous substances into the environment. If such event should occur, we could be liable under certain environmental protection statutes and laws. We presently carry insurance for environmental liability.  Our exploration and development operations are subject to various types of regulation at the federal, state and local levels.  Such regulation includes the requirement of permits for the drilling of wells, the regulation of the location and density of wells, limitations on the methods of casing wells, requirements for surface use and restoration of properties upon which wells are drilled, and governing the abandonment  and plugging of wells.  Exploration and production are also subject to property rights and other laws governing the correlative rights of surface and subsurface owners.

We are subject to the requirements of the Occupational Safety and Health Act, as well as other state and local labor laws, rules and regulations. The cost of compliance with the health and safety requirements is not expected to have a material impact on our aggregate production expenses. Nevertheless, we are unable to predict the ultimate cost of compliance.

 Competition

We are in direct competition with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of the Appalachian Basin and elsewhere competing for customers. Several of our competitors are large, well-known oil and gas and/or energy companies, but no single entity dominates the industry. Many of our competitors possess greater financial and personnel resources, sometimes enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. We are more of a regional operator, and have the traditional competitive strengths of one, including recently established contacts and in-depth knowledge of the local geography.  Additionally, there is increasing competition from other fuel choices to supply the energy needs of consumers and industry.  Management believes  that there  exists a viable  market  place for  smaller  producers  of natural  gas and oil and for operators of smaller natural gas transmission systems.

Employees

As of the date of this Report, we had six full time employees, including President, Vice President, and Chief Financial Officer. We plan to expand our management team within the next 12 months to include a Chief Operations Officer. We currently utilize several outside firms to locate mineral rights for possible leaseholds, as well as for potential acquisition targets. We use independent consultants who provide us, among other things, research and supervisory roles on our exploration, drilling, and completion activities. We consider our relations with our employees to be good.

Report to Shareholders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. The public may read and copy these reports, statements, or other information we file at the SEC's public reference room at 100 F Street, NE., Washington, DC 20549 on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov).

DESCRIPTION OF PROPERTY

Leases for Company Headquarters

The Company leases office premises in St. Petersburg, Florida at an annual rental of $16,800, payable monthly. The three year lease was entered into on February 1, 2008 and commenced on April 1, 2008. The Company amended the original lease in December 2009 increasing the monthly rent from $600 to $1,400 monthly. The Company may renew for one more three year period commencing February 1, 2011, upon the same terms adjusted for changes in the Consumer Price Index. Management believes the current office space will be sufficient after the acquisition of Wilon Resources, Inc. is completed.

Leased Acreage for Drilling Program(s) and Completion Projects

Our exploration and development activities have primarily involved the acquisition of proved developed and undeveloped gas properties and the drilling and development of such properties.  In addition to leaseholds on approximate 17,000 acres in the states of Kentucky and West Virginia, we have obtained the required right of ways to initiate multiple drilling programs inclusive of extending the Company’s gathering system.   The Company is currently completing multiple wells in the counties Kentucky including Adair, Russell, and Hart. These wells were acquired in the November 2009 asset purchase agreement with KYTX Oil & Gas, LLC. In West Virginia, the Company continues to complete and place into production the wells acquired in the Wilon Resources acquisition.

It is the Company’s plan to continue to expand its leasehold base in areas of its current operation in both Kentucky and West Virginia. The Company will selectively purchase mineral rights to further its leasehold base upon terms management deems are in the best interest of the Company.

 LEGAL PROCEEDINGS

There are no legal proceedings against US Natural Gas Corp or any of its wholly owned subsidiaries.

We are involved in litigation arising in the normal course of our business. While, from time to time, claims are asserted that make demands for a large sum of money, we do not believe that contingent liabilities related to these matters, either individually or in the aggregate, will materially affect our financial position, results of our operations, or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Special Note on Forward-Looking Statements.

Certain statements in “Management’s Discussion and Analysis or Plan of Operation” below, and elsewhere in this quarterly report, are not related to historical results, and are forward-looking statements. Forward-looking statements present our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements frequently are accompanied by such words such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms or other words and terms of similar meaning. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or timeliness of such results. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this quarterly report. Subsequent written and oral forward looking statements attributable to us or to persons acting in our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth below and elsewhere in this quarterly report, and in other reports filed by us with the SEC.

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this report.

Overview

We began operations on March 28, 2008 and are engaged in the natural gas and oil industry focusing on exploration, development, and production. We operate oil and gas wells in which we own the majority of the working interest. We maintain leaseholds on mineral rights covering approximately 5,700 acres in addition to rights of way in Kentucky and 12,000 acres in West Virginia through US Natural Gas Corp WV (formerly Wilon Resources, Inc.). Our first revenue from production was generated in July 2009. We have incurred a net loss of $346,760 for the six months period ending June 30, 2010.

We expect to generate long-term reserve and production growth through drilling activities and further acquisitions. We believe that our management’s experience and expertise will enable it to identify, evaluate, and develop our oil and natural gas projects. Our operations are currently divided into two entities, US Natural Gas Corp KY (“KY”) and US Natural Gas Corp WV (“WV”) (formerly Wilon Resources, Inc.).

US Natural Gas Corp KY, a wholly owned subsidiary, concentrates on oil producing properties mainly in the counties of Green, Hart, Adair, Russell, and Monroe in Kentucky. E 3 Petroleum acts as the bonding entity for all wells in Kentucky which KY maintains a working interest. On average, KY maintains a 95% working interest and 83% net revenue interest in each well. To date, E 3 Petroleum has 33 wells under bond of which 15 are currently producing commercially viable crude with minimal revenue. KY continues to reopen, treat, and maintain the wells acquired in the November 2009 asset acquisition with KYTX Oil & Gas, LLC. During April 2010, the Company initiated drilling activities on its 40 acre leasehold located in Green County, Kentucky. It is the Company’s intentions to continue to drill new wells on the current leasehold base as well as acquire previously drilled wells for reopening.

US Natural Gas Corp WV’s, a wholly owned subsidiary, operations are based in Wayne County, West Virginia and are solely dedicated to the production of commercially viable natural gas. The wells maintained and owned by WV are held under the bond of E 3 Petroleum. Through E 3 Petroleum, the Company operates 119 natural gas wells which were previously shut-in from June 2005 to April 2010 due to a delivery constraint. The Company has entered into an agreement with a third party to allow for the purchase of natural gas on a firm basis which management believes will remedy the prior transmission constraint.

WELLS AND MINERAL RIGHTS
	Acres	Total Wells	Producing	Not in production
West Virginia - Wayne County (c)	12,280 (a,b)	119	40	79
a) 12,000 acres of mineral rights under lease
b) 280 acres of mineral rights owned by subsidiary, E 2 Investments, LLC
c)    All wells located in West Virginia were originally operated by B.T.U. Pipeline, Inc.  On May 5, 2010, the Company entered into an agreed order with the West Virginia Department of Environmental Protection to settle all prior violations with a set fine and the transfer of all wells to E 3 Petroleum Corp, a wholly owned subsidiary of the Company.

Kentucky - multiple counties (d)	5,700	33	15	18
d) Counties: Hart, Adair, Russell, Allen Monroe, Green

We continue to seek to identify oil and natural wells for possible acquisition. However, there can be no assurance that we will be able to enter into agreements for the acquisition of these wells upon terms that are satisfactory to the Company.

While we anticipate the majority of future capital expenditures will be expended on the acquisition of previously drilled wells, reworking of wells, repair and maintenance to our gathering system, and drilling of wells, we intend to use our experience and regional expertise to add leasehold interests to the inventory of leases for future drilling activities, as well as property acquisitions.

While we anticipate the majority of future capital expenditures will be expended on the acquisition of previously drilled wells, reworking of wells, repair and maintenance to our gathering system, and drilling of wells, we intend to use our experience and regional expertise to add leasehold interests to the inventory of leases for future drilling activities, as well as property acquisitions.

Recent Developments

On May 28, 2010, the Company received notification from the appropriate state agencies that the acquisition of Wilon Resources, Inc. by the Company was effective. Subsequently on June 3, 2010, the Company received notification from FINRA that Wilon Resources, Inc. will no longer trade as a standalone entity. Since this date, the Company has worked with DTCC (the Depository Trust & Clearing Corporation) to help facilitate a smooth transition in the exchange of shares and issuance of warrants as per the share exchange agreement between the two companies. The Company intends to file an S-1 registration covering all shares and warrants issued as per the share exchange agreement prior to August 31, 2010.

On May 5, 2010, E 3 Petroleum Corp, a wholly owned subsidiary, entered into an Agreed Consent Order with the West Virginia Department of Environmental Protection Office of Oil & Gas, whereby the Company provided to the Office of Oil & Gas a schedule to abate all current violations and bring non-producing wells into production. In addition, the Company agreed to pay a civil administrative penalty in the amount of Twenty Five Thousand Dollars ($25,000.00) prior to April 1, 2011.

On March 25, 2010, Wilon Resources, Inc filed an amendment to the Articles of Incorporation to change the Company’s name to US Natural Gas Corp WV.

On March 22, 2010, the Company amended the Articles of Incorporation for US Natural Gas Corp, a wholly owned subsidiary of the Company, to change the name to US Natural Gas Corp KY.

On March 19, 2010, the Company's shareholders approved with 16,611,138 votes for and zero votes against to a share exchange between the Company and Wilon Resources, Inc. (Wilon), a Tennessee corporation whereby the Company will acquire all of the outstanding shares of Wilon and hold Wilon as a wholly-owned subsidiary.  For each share of common stock of Wilon exchanged, the Company will  issue one share of the Company's common stock plus one warrant to purchase one additional share of common stock of the Company at an exercise price of  $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue.  The shareholders for Wilon approved of the share exchange with 27,843,109 votes for and zero votes against.

On March 19, 2010, the company's shareholders approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp.  The majority shareholders of Wilon simultaneously approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp WV. In addition, the company's shareholders approved an amendment to the Company's Articles of Incorporation deleting Article 8 thereof to eliminate reference to a non-existent "Shareholders' Restrictive Agreement."

On February 28, 2010, the Company and Wilon Resources, Inc executed a plan of share exchange between the two companies which was placed before shareholder vote on March 19, 2010.

On January 1, 2010, the Company hired Mr. Louis Ledet as the Field Supervisor for the West Virginia operations. Mr. Ledet along with contractor labor spent the majority of the 1st quarter of 2010 repairing the gathering system, repairing roads leading to wells, installing components to the Company’s meter run, fabricating a Hydrogen Sulfide detection facility, installing a Glycol unit, and concentrating on the infrastructure in preparation of delivery. From late March through the present, the focus has been on swabbing wells, replacing completion components, hooking up previously drilled wells, and placing the wells into production. Over the course of the next 6-9 months, the Company’s efforts will stay on course to increase production by focusing on individual wells.

Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no significant revenues and has incurred losses of $2,735,025 for the period March 28, 2008 (inception) to the quarter ended June 30, 2010 and negative working capital aggregating $2,001601. In addition, the Company incurred losses of $2,388,265 for the period March 28, 2008 (inception) to December 31, 2009 and negative working capital aggregating $913,077. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

 Recently Enacted Accounting Standards

On December 31, 2008, the SEC published the final rules and interpretations updating its oil and gas reporting requirements. Many of the revisions are updates to definitions in the existing oil and gas rules to make them consistent with the petroleum resource management system, which is a widely accepted standard for the management of petroleum resources that was developed by several industry organizations. Key revisions include changes to the pricing used to estimate reserves utilizing a 12-month average price rather than a single day spot price which eliminates the ability to utilize subsequent prices to the end of a reporting period when the full cost ceiling was exceeded and subsequent pricing exceeds pricing at the end of a reporting period, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, and permitting disclosure of probable and possible reserves. The SEC will require companies to comply with the amended disclosure requirements for registration statements filed after January 1, 2010, and for annual reports on Form 10-K for fiscal years ending on or after December 15, 2009. Early adoption is not permitted. The Company is currently assessing the impact that the adoption will have on the Company’s disclosures, operating results, financial position and cash flows.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.

ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on our company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In May 2009, FASB issued ASC 855, Subsequent Events which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.

Materials and Supplies

Materials and supplies consist primarily of  parts and accessories necessary to maintain the oil and gas properties.  They are presented at the lower of cost or market value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. (see Note B - Acquisition of Wilon Resources, Inc.)

Concentration of Credit Risk

Financial  instruments which potentially subject the Company to a concentration of credit risk consists primarily of trade accounts receivable with a variety of local,  national, and international oil and natural gas companies. Such credit risks are considered by management to be limited due to the financial resources of those oil and natural gas companies.

Risk Factors

The Company operates in an environment with many financial  risks including, but not limited to, the ability to acquire additional economically recoverable gas reserves, the continued ability to market drilling programs, the inherent risks of the search for, development of and production of  gas, the ability to sell natural gas at prices which will provide attractive rates of return, the volatility and seasonality of  gas production and prices, and the highly competitive nature of the industry as well as worldwide economic conditions.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument  as the amount at which the instrument could be exchanged  in a current transaction between willing  parties.  Financial instruments  included in the  Company's financial statements include cash and cash equivalents,  short-term investments, accounts receivable,  other receivables,  other assets,  accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments.  The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

Reclassifications

Certain amounts in the consolidated statements of operations were reclassified to conform with the June 30, 2010 presentation.

Oil and Gas Properties

The Company has adopted the successful efforts method of accounting for gas producing activities. Under the successful efforts method, costs to acquire mineral interests in gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip developmental wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, costs of developmental wells on properties the Company has no further interest in, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. Unproved gas properties that are significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproven properties are expensed when surrendered or expired.

When a property is determined to contain proved reserves, the capitalized costs of such properties are transferred from unproved properties to proved properties and are amortized by the unit-of-production method based upon estimated proved developed reserves. To the extent that capitalized costs of groups of proved properties having similar characteristics exceed the estimated future net cash flows, the excess capitalized costs are written down to the present value of such amounts. Estimated future net cash flows are determined based primarily upon the estimated future proved reserves related to the Company's current proved properties and, to a lesser extent, certain future net cash flows related to operating and  related fees due the Company related to its management of various partnerships. The Company follows U.S. GAAP in Accounting for Impairments.

On sale or abandonment of an entire interest in an unproved property, gain or loss is recognized, taking into consideration the amount of any recorded impairment. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with U.S. GAAP.

Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share and are excluded from the calculation.

At June 30, 2010, diluted weighted average common shares outstanding exclude 55,897,973 shares issuable on exercise of the 55,897,973 warrants outstanding at June 30, 2010.

Results of Operations – Six Months Ended June 30, 2010 and 2009

Revenues for the six months ended June 30, 2010 and June 30, 2009 were $10,535 and $ zero, respectively. The Company had revenues of $54,726 for period from March 28, 2008 (inception) through June 30, 2010.  Over the next twelve months, the Company anticipates an increase in revenue from the Company’s newly acquired subsidiary, US Natural Gas Corp WV. This increase in revenue is predicated upon the closing of the acquisition. In addition, the Company expects to generate additional revenue as it reworks, reopens, or drills new wells through its other wholly owned subsidiary, US Natural Gas Corp KY.

Operating Expenses for the six months ended June 30, 2010 and June 30, 2009 were  $ 523,980 and $1,161,459, respectively. . The decrease of $637,479 in operating expenses was mainly from the decrease in common stocks issued for consulting and other professional services.  Operating expenses for the period from March 28, 2008 (inception) through June 30, 2010 were $2,903,690, The Company anticipates that its operating expenses will increase substantially over the next twelve months for both operating subsidiaries as it continues to bring additional wells online and into production.

Net Loss for the period from March 28, 2008 (inception) through June 30, 2010 was $2,735,025. Net loss for the six months ended June 30, 2010 and 2009 was $346,760 and $1,147,601, respectively.  The decrease in the net loss was due mainly from the decrease in operating expenses.

Results of Operations for the Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Revenues.   For the year ended December 31, 2009 was $44,191, compared to revenues for the year ended December 31, 2008 of $0.  This increase is due to the fact that we recognized our first sale of oil production during the third quarter of 2009.  We are still a development stage company and do not expect to generate revenue until we begin active drilling and mining.

Operating Expenses for the period from March 28, 2008 (inception) to December 31, 2009 was $2,379,710, which included $374,706 in selling, general, and administrative expenses incurred to develop the company and its operations.  Operating expenses for the year ended December 31, 2009 was $1,628,558, which included selling, general and administrative expenses of $333,144.  Operating expenses for the period ending December 31, 2008 was $751,152 which included selling, general and administrative expenses of $41,562.  The primary reason for the increase in expenses for the year ended December 31, 2009 was $750,000 in stock compensation issued to management as defined in their employment agreements.

Net Loss for the period from March 28, 2008 (inception) to December 31, 2009 was $1,638,715 and was incurred because we had minimal revenues as we devoted our resources to organizing the company, entering leases, and preparing for active mining and drilling activities.

 Liquidity and Capital Resources

At June 30, 2010 and December 31, 2009 cash and cash equivalents totaled $500 and $26,488, respectively.

For the period from March 28, 2008 (inception) through June 30, 2010, cash used by operating activities was $578,110. A total of $2,182,232 was expensed from the issuance of common stock for professional and other services and leases for the period from March 28, 2008 (inception) through June 30, 2010. For the six months ended June 30, 2010, cash used by operating activities was $381,906.

For the period from March 28, 2008 (inception) to June 30, 2010, cash used by investing activities was $1,321,260, which was primarily for the purchase of gas properties and lending on note receivables. For the six months ended June 30, 2010, cash provided by investing activities was $251,565, which was primarily from the sale of marketable equity securities.

For the period from March 28, 2008 (inception) to June 30, 2010, cash provided by financing activities was $1,899,870 which was primarily from borrowing from notes payable. For the six months ended June 30, 2010, cash provided by financing activities was $104,353.

As of December 31, 2009, we had cash in the amount of $26,488.

For the period from March 28, 2008 (inception) to December 31, 2009, cash provided (used) by operating activities was ($196,207). A total of $2,002,552 was received from the issuance of common stock for services and leases for the period March 28, 2008 to December 31, 2009.

For the period from March 28, 2008 (inception) to December 31, 2009, the cash used by investing activities was ($1,572,825), which was primarily from the purchase of gas properties and acquisition of notes receivable.

For the period from March 28, 2008 (inception) to December 31, 2009, cash provided by financing activities was $1,795,520 including $53,500 from the issuance of common stock and $1,603,968 from loans.

Plan of Operations and Financing Needs

We intend to focus on our wells under operation in the states of West Virginia and Kentucky. In West Virginia, our plan is to place each well capable of delivering commercially viable natural gas back into production after each well is inspected, flowlines are replaced or repaired, completion components are replaced including but not limited to check valves, regulators, well heads, and Barton recorders, and the wells are swabbed to remove water from the well bores and producing formations. At the Company’s election and with successful financing arrangements, we may elect to stimulate via acid or nitrogen frac certain wells or deepen wells to new producing formations after e-logs are completed. In Kentucky, our plan is to continue to address and place into production wells acquired in the November 2009 asset acquisition with KYTX Oil & Gas, LLC. At present, we have retained a third party to complete down-hole studies on four wells to determine what depths and formations offer the highest probability for stimulation and production.

We intend to acquire producing oil and gas properties where we believe significant additional value can be created. Management is primarily interested in developmental properties where some combination of these factors exist: (1) opportunities for long production life with stable production levels; (2) geological formations with multiple producing horizons; (3) substantial exploitation potential; and (4) relatively low capital investment production costs.

We intend to acquire adjacent mineral rights leaseholds to further expand our block of acreage for development. We also intend to expand further in Wayne County, West Virginia, to explore for leaseholds. Currently, the rate to acquire mineral rights leases in the states of Kentucky and West Virginia ranges from $5.00-$25.00 per acre. In addition, the Lessor is given a 12.5% royalty from gross production.

We intend to maximize the value of properties through a combination of successful drilling, increasing recoverable reserves and reducing operating costs. We employ the latest technology such as directional and horizontal drilling. These methods have historically produced oil and gas at faster rates and with lower operating costs basis than traditional vertical drilling.

We intend to maintain a highly competitive team of experienced and technically proficient employees and motivate them through a positive work environment and stock ownership. We believe that employee ownership, which may be encouraged through a stock option plan, is essential for attracting, retaining and motivating qualified personnel. While we have not yet adopted a stock option plan, we intend to do so in the near future.

In order to fund our current drilling and completion programs, as well as future drilling programs, we rely upon partnerships and joint ventures with accredited investors. Once we become profitable, we intend to drill wells in which we will maintain 100% of the net revenue.

Including the net proceeds from the 2008 stock offering, we only have sufficient funds to conduct our operations for three to six months. There can be no assurance that additional financing will be available in amounts or on terms acceptable to us, if at all.

If we are not successful in generating sufficient liquidity from our operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity, other than the net proceeds from the offering. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will need additional investments in order to continue operations, but we cannot offer any assurance that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. The recent downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Recent Financings

For the six months ended June 30, 2010, the Company raised $58,500 in private financing from accredited investors. These funds were utilized for the daily operating activities of the company. The investors purchased shares from the Company at prices between $.03 to $.07 per share.

On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Caesar Capital Group, LLC, (“Caesar”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to Caesar a Common Stock Purchase Warrant Agreement granting the holder the  right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

 On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with ARRG Corp, (“ARRG”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to ARRG a Common Stock Purchase Warrant Agreement granting the holder the right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

On June 18, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Asher Enterprises, (“Asher”) in the amount of Fifty Thousand Dollars ($50,000) and a Securities Purchase Agreement. The Promissory Note was fully funded on June 18, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price which shall mean 58% of the Market Price. The Market Price is defined as the average of the three (3) lowest Trading Prices for the common stock during the 10 (ten) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.  The Promissory Note has a term of nine (9) months and accrues interest at a rate equal to eight percent (8%) per year

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Effect of Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Application of Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to recording net revenue, collectability of accounts receivable, useful lives and impairment of tangible and intangible assets, accruals, income taxes, inventory realization, stock-based compensation expense and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Therefore, a change in conditions could affect these estimates.

Recently Issued Accounting Pronouncements

None

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operation, liquidity, or capital expenditures.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers will manage our business. The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of December 31, 2009 . The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director will serve until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position

Wayne Anderson	44	President and Director

Jim Anderson	70	Vice-President and Director

Wayne Anderson. Wayne Anderson has served as the President and Chairman of the Board of US Natural Gas Corp since the incorporation of the company in March 2008.  Prior to founding US Natural Gas Corp, Wayne Anderson acted as the Managing Member and a founding partner of Around the Clock Trading & Capital Management, LLC, an investment management company, and the General Partner of Around the Clock Partners, LP from January 2000 through 2008. Through the fund Around the Clock Partners, LP, Mr. Anderson has made significant key investments within the natural resources sector.  Mr. Anderson has been a vital source in negotiating and executing financing transactions for several small to mid sized companies. From June 1997 through December 1999, Mr. Anderson was a proprietary equities trader.  Mr. Anderson practiced as a Podiatric physician from May 1993 through June 1997. Mr. Anderson studied biology at the University of Georgia from 1984 to 1987 and then attended the Temple University School of Podiatric Medicine (formerly the Pennsylvania College of Podiatric Medicine) where he received a doctorate of podiatric medicine (DPM) in 1991.

Jim Anderson. Jim Anderson is the acting Vice President and serves as a Director of US Natural Gas Corp. Jim Anderson has been involved in commercial and residential real estate for more than 35 years. He brings a diversified business background in mergers and acquisitions, site selection, project planning and business strategy. From June 1991 through March of 2008, Mr. Anderson served as the President of National Hotel Investment. He was responsible for negotiating and acquiring properties in the hospitality industry. Prior to Mr. Anderson’s commercial and residential real estate career, he worked at Ashland Oil for 12 years. While at Ashland Oil, he was in charge of leaseholds, land acquisitions, and site selection. Mr. Anderson attended Middle Georgia College for two quarters before leaving to serve in the US Army.

Committees of the Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole.

Family Relationships

Wayne Anderson is the son of Jim Anderson.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which was filed as an exhibit to our Annual Report on Form 10-K filed on March 27, 2009.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our Board of Directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary and equity compensation. There is no retirement plan, long-term incentive plan or other such plans.  The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2009 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

We provide equity awards as a component of compensation.  Our 2009 Flexible Stock Plan permits the granting of stock options to its employees, directors, consultants and independent contractors for up to eight million shares of our common stock. We believe that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Non- qualified Deferred Compen-sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	($)	(c)	(d)	(e)(3)	(f)	(g)	(h)	(i)

Wayne Anderson, President,	2009	120,000	50,000	500,000	125,000	0	0	7,500	722,500
Treasurer Secretary (1)	2008	0	0	0	0	0	0	0	0

Jim Anderson, Vice President (2)	2009	60,000	25,000	250,000	62,500	0	0	7,500	390,000
	2008	0	0	0	0	0	0	0	0

(1)	Effective upon the execution of the employment agreement dated April 1, 2009, Mr. Wayne Anderson served in the capacity as President, Treasurer, and Secretary.
(2)	Effective upon the execution of the employment agreement dated April 1, 2009, Mr. Jim Anderson served in the capacity of Vice President.
(3)
The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment”. The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in the Notes to Financial Statements included in this Annual Report.

(c)	Accrued bonus to employee for execution of employment agreement
(d)
Delivery of common stock to employee for execution of employment agreements.  Mr. Wayne Anderson received Two Million shares of the Company's common stock and Mr. Jim Anderson received One Million shares of the Company's common stock.

(e)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.
(f)	n/a during 2009
(g)	n/a during 2009
(h)	Equity compensation received as a Director of the Company

We have not issued our executives any stock options or maintained any stock options under any other incentive plans other than our 2009 Flexible Stock Plan. Our executives have not received any equity awards under our 2009 Flexible Stock Plan or under any other We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

2009 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date
Wayne Anderson	500,000	(1)		0.25	03/31/14
President		(2)	250,000	0.50	04/30/15
		(3)	250,000	0.75	04/30/16
		(4)	250,000	1.00	04/30/17

Jim Anderson
Vice President	250,000	(1)		0.25	03/31/14
		(2)	125,000	0.50	04/30/15
		(3)	125,000	0.75	04/30/16
		(4)	125,000	1.00	04/30/17

(1)  These options vest immediately upon execution of employment agreement dated April 1, 2009
(2)  These options vest on May 1, 2010
(3)  These options vest on May 1, 2011.
(4)  These options vest on May 1, 2012

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2009

The Company’s directors currently serve without cash compensation. Directors receive 5,000 shares of common stock for their services per quarter.

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Wayne Anderson	--	$7,500	(1)	--	--	--	--	$7,500	(1)
	--			--	--	--	--
Jim Anderson	--	7,500	(1)	--	--	--	--	$7,500	(1)
	--				--

(1)  These stock awards were awarded in their capacity as Directors. The Company awarded the Directors common stock for each quarter of 2009 which aggregated $7,500.00 worth of stock.

Employment Agreements with Named Executive Officers

The Company entered into an employment agreement with Wayne Anderson to serve as the President, Treasurer, and Secretary commencing on April 1, 2009 and terminating on March 31, 2012.  In consideration of Mr. Anderson's execution and delivery of this agreement, the Company agreed to issue 2,000,000 shares of the Company's common stock and agreed to pay a sign on bonus of $50,000.  In addition, the Company shall issue to Mr. Anderson options to purchase 1,250,000 shares of the Company's common stock at varying strike prices over the three year agreement term.  Pursuant to the agreement, Mr. Anderson will receive an annual compensation of $120,000 in year one.  After the first year during the employment term, the annual salary for each successive year will be increased by the lesser of 10% or the percentage increase, if any, in the CPI for each year just completed measured for the entire twelve month period, plus three percent.  The Company shall pay Mr. Anderson a monthly stipend of $1,000 to cover automobile expenses.  Mr. Anderson is entitled to participate in any and all benefit plans, from time to time, in effect for the Company's employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In the event that the employment agreement is ended due to  Mr. Anderson's death, incapacity or termination, the Company shall pay any accrued and unpaid salary for a one year period from the date of the event plus any performance bonus that would be payable for the one year period and unreimbursed business expenses.

The Company entered into an employment agreement with Jim Anderson to serve as the Vice President commencing on April 1, 2009 and terminating on March 31, 2012.  In consideration of Mr. Anderson's execution and delivery of this agreement, the Company agreed to issue 1,000,000 shares of the Company's common stock and agreed to pay a sign on bonus of $25,000.  In addition, the Company shall issue to Mr. Anderson options to purchase 625,000 shares of the Company's common stock at varying strike prices over the three year agreement term. Pursuant to the agreement, Mr. Anderson will receive an annual compensation of $60,000 in year one.  After the first year during the employment term, the annual salary for each successive year will be increased by the lesser of 10% or the percentage increase, if any, in the CPI for each year just completed measured for the entire twelve month period, plus three percent.  The Company shall pay Mr. Anderson a monthly stipend of $500 to cover automobile expenses.  Mr. Anderson is entitled to participate in any and all benefit plans, from time to time, in effect for the Company's employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In the event that the employment agreement is ended due to  Mr. Anderson's death, incapacity or termination, the Company shall pay any accrued and unpaid salary for a one year period from the date of the event plus any performance bonus that would be payable for the one year period and unreimbursed business expenses.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Options/SARS Grants During Last Fiscal Year

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The shareholders loaned the Company $85,100 at no interest for various expenses during the twelve months ended December 31, 2009. During the twelve months ended December 31, 2009, the Company issued 3,029,733 shares of common stock to officers of the Company for services at $.25 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of  August 25, 2010, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of August 25, 2010, there were 91,949,059 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of August 25, 2010 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	% of Common Stock
Wayne Anderson (2)(3)	9,324,364	10.14%
Jim Anderson	5,520,501	6.00%
Around the Clock Trading & Capital Management, LLC (3)	71,952	0.08%
Officers and Directors as a Group (2 persons)	14,844,865	16.14%
Around the Clock Partners, LP (2)	2,982,330	3.24%
Pamco Investments Corp. (1)	6,800,000	5.11%
Charles Schwabb & Co Inc (1)	9,588,310	7.21%
______________

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of August 25, 2010 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of shares of common stock outstanding on August 25, 2010, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of August 25, 2010.

(2) Wayne Anderson is a limited partner in Around the Clock Partners, LP. The General Partner of Around the Clock Partners, LP is Around the Clock Trading & Capital Management LLC. The shares included in Mr. Anderson’s beneficial ownership include share held in Mr. Anderson's name, 71,952 shares held by Around the Clock Trading & Capital Management, LLC, and 657,068 shares held by Mr. Anderson’s children, for which Mr. Anderson is the custodian. The shares held in the name Around the Clock Partners, LP are not included in Mr. Anderson's beneficial ownership.
(3) Wayne Anderson is the managing member and sole owner of Around the Clock Trading & Capital Management LLC and has voting and dispositive power over the shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Over-the-Counter Bulletin Board under the trading symbol “UNGS”. The following table sets forth the high and low bid prices for our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. Our stock began trading on April 3, 2009.

	2009 and 2010
	High	Low
Second Quarter-2010	$0.10	$0.024
First Quarter-2010	$0.125	$0.031
Fourth Quarter-2009	$0.13	$0.035
Third Quarter-2009	$0.23	$0.038

Holders

As of August 25, 2010, the approximate number of stockholders of record of the Common Stock of the Company was 397.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Equity Compensation Plan Information

The following table includes information regarding the Company’s 2009 Flexible Stock Plan as of August 25, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders			17,138,217
Equity compensation plans not approved by security holders	NONE	N/A	N/A
Total			17,138,217

The Company has established the Plan to attract, retain, motivate and reward employees and other individuals, to encourage ownership of the Company's common stock by employees and other individuals, and to promote and further the best interests of the Company. The Company is authorized to issue 20 million shares of its common stock under the Plan.  Stock under that Plan may be granted only to consultants and employees of the Company.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended and restated, provide to the fullest extent permitted by Florida Law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

            Our By-Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 15, 2009, our Board of Directors dismissed Drakeford and Drakeford, LLC (“Drakeford”) as the Company’s independent registered public accounting firm. The Board’s decision to dismiss Drakeford was based upon the revocation of the registration of Drakeford by the Public Company Accounting Oversight Board.

During the fiscal year ended December 31, 2008,  Drakeford’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except, Drakeford’s audit reports for the year ended December 31, 2008 stated that several factors raised substantial doubt about the Company’s ability to continue as a going concern and that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the fiscal year ended December 31, 2008 and the subsequent interim period through July 15, 2009, (i) there were no disagreements between the Company and Drakeford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Drakeford would have caused Drakeford to make reference to the matter in its reports on the Company's financial statements; and  (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On August 20, 2009, the Company provided Drakeford with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K/A, and requested that Drakeford furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated August 20, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to the Company’s Form 8-K filed with the SEC on August 20, 2009.

Following the dismissal of Drakeford, the Board retained Paula Morelli CPA, P.C. as its independent registered public accounting firm.  Subsequently, on January 11, 2010, the Board dismissed Paula Morelli,. On January 12, 2010, the accounting firm of Michael T. Studer, CPA, P.C. was engaged as the Company’s new independent registered public accounting firm. The Board approved of the dismissal of Paula Morelli, CPA P.C. and the engagement of Michael T. Studer, CPA, P.C. as its independent auditor.

During the Company’s two most recent fiscal years and through January 11, 2010, there were no disagreements with Paula Morelli, CPA P.C. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Paula Morelli, CPA P.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

Paula Morelli, CPA P.C. had been engaged as the Company’s independent registered public accounting firm since July 28, 2009 and had performed review procedures in connection with our unaudited financial statements included in our reports on Form 10-Q for the quarterly periods ended June 30, 2009 and September 30, 2009, but never audited any of the Company’s  financial statements.

The Company has requested that Paula Morelli, CPA P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter was attached as an exhibit to the Company’s Form 8-K filed on January 14, 2010.

On January 12, 2010, the Company engaged Michael T. Studer, CPA, P.C. as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement and through January 12, 2010, the Company did not consult Michael T. Studer, CPA, P.C. regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

On April 12, 2010, the Company retained Louis Gutberlet, CPA of LGG & Associates, PC as the Company's new independent registered public accounting firm. The Board approved of the dismissal of Michael T. Studer, CPA, P.C. and the engagement of Louis Gutberlet, CPA of LGG & Associates, PC as its independent auditor. Michael T. Studer, CPA, P.C. had been engaged as the Company’s independent registered public accounting firm since January 12, 2010 and had performed a review of the Company's 2008 audited financials.

During the Company’s two most recent fiscal years and through April 12, 2010, there were no disagreements with Michael T. Studer, CPA, P.C. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Michael T. Studer, CPA, P.C.’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by _______________.

EXPERTS

The Financial statements of the Company at and for the six months ending June 30, 2010 (review) and at and for the year ending December 31, 2009 (audit) included in this prospectus and elsewhere in the registration statement have been reviewed and audited, respectively by LGG & Associates, PC, an independent registered public accountant, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

SEC registration fee	$234.43
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$10,000.00
Total	$30,234.43

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of the Florida Corporation Code

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Florida Corporation Code provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years the Company has had the following unregistered sales of its securities:

2010

In January 2010, the Company issued 900,000 shares of common stock at a per share price of $0.06 to a shareholder in exchange for the payment of an accounts payable.

In February 2010, the Company issued 200,000 shares of common stock at a per share price of $0.04 to Around the Clock Partners, LP in exchange for conversion of a previous loan to the Company.

In January 2010, the Company issued 453,000 shares of common stock at $.06 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

In January 2010, the Company issued 900,000 shares of common stock at $.06 per share to Around the Clock Partners, LP for reimbursement of expenses paid on behalf of the company.

In January 2010, the Company issued 350,000 shares of common stock at $.05 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

In February 2010, the Company issued 200,000 shares of common stock at $.04 per share to Around the Clock Partners, LP for reimbursement of expenses paid on behalf of the company.

In March 2010, the Company issued 350,000 shares of common stock at $.10 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

In April 2010, the Company issued 175,000 shares of common stock at $.05 per share to Ron Ferlisi in exchange for satisfaction of notes payable.

In April 2010, the Company issued 825,000 shares of common stock at $.05 per share to BuzzBahn in exchange for satisfaction of notes payable.

In April 2010, the Company issued 250,000 shares of common stock at $.05 per share to BuzzBahn in exchange for investor relation services.

In April 2010, the Company issued 120,000 shares of common stock at $.05 per share to Jody Samuels in exchange for legal services.

In April 2010, the Company issued 98,766 shares of common stock at $.069 per share to Tangiers Investors LP for equity funding.

In April 2010, the Company issued 100,000 shares of common stock at $.04 per share to KYTX, LLC in exchange for an extension on a note payment.

In May 2010, the Company issued 300,926 shares of common stock at $.04 per share and 169,263 shares of common stock at $.033 per share to Tangiers Investors LP for equity funding.

In May 2010, the Company issued 300,000 shares of common stock at $.04 per share to SLMI Holdings, LLC in exchange for an extension on a note payment.

In May 2010, the Company issued 412,698 shares of common stock at $.04 per share to Cassel Family Trust as per the stock purchase agreement.

In May 2010, the Company issued 100,000 shares of common stock at $.04 per share to White Oak Land and Minerals Development, LLC for consulting services.

In May 2010, the Company issued 800,000 shares of common stock at $.01 per share to Ron Ferlisi in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Rui Figueiredo in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Maria Rothman in exchange for satisfaction of notes payable.

In May 2010, the Company issued 200,000 shares of common stock at $.01 per share to Jody Samuels in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Faith Capital NY LLC in exchange for  satisfaction of notes payable.

In May 2010, the Company issued 1,000,000 shares of common stock at $.01 per share to Jeff Schwartz in exchange for  satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Steven Reiss in exchange for satisfaction of notes payable.

In March 2010, the Company issued 350,000 shares of common stock at $.10 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services

2009

In April 2009, the Company issued an aggregate of 170,100 shares for consulting services.

In May 2009, the Company issued 162,400 shares to an accredited investor at a price of $0.25 per share.

In May 2009, the Company issued an aggregate of 2,005,000 to its President and 1,005,000 shares to its Vice-President as compensation pursuant to the employment agreements and for board service. The stock was $.30 per share upon issuance.

In August, 2009 the Company issued 50,000 shares of our common stock at $.11 per share to John Richardson for the purchase of a generator.

In August 2009, the Company issued an aggregate of 30,000 shares of common stock at a per share price of $0.11 to two participants who purchased a working interest in one of the Company’s wells.

In August, 2009 the Company issued 25,000 shares of our common stock of $0.11 to Republic Exploration in exchange for consulting services

I n August 2009, the Company issued an aggregate of 30,000 shares of common stock at a per share price of $0.11 to two participants who purchased a working interest in one of the Company’s wells.

In August, 2009 the Company issued 25,000 shares of our common stock of $0.11 to Republic Exploration in exchange for consulting services

In September, 2009 the Company issued 1,500,000 shares of our common stock of $0.06 to SLMI Holdings, LLC in connection with the acquisition of SLMI Options, LLC

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services.

In September 2009, the Company issued 1,209,628 shares of common stock at a per share price of $0.08 to Tangiers, LP as collateral for the Debenture

In September 2009, the Company issued 1,696,833 shares of common stock at a per share price of $0.10 to Tangiers, LP as a commitment fee for a financing transaction.

In September 2009, the Company issued warrants to Del Mar Corporate Consulting to purchase 300,000 at an average price of $.18 with an expiration date of September 23, 2012.

In December 2009, the Company issued 300,000 shares of common stock at a per share price of $0.07 to SLMI Holdings, LLC for a financing transaction.

In December 2009, the Company issued 200,000 shares of common stock at $.07 per share to White Oak Land and Minerals Development, LLC in exchange for consulting services.

In December 2009, the Company issued 100,000 shares of common stock at $.07 per share to Valvasone Trust in exchange for consulting services.

In September, 2009 the Company issued 1,500,000 shares of our common stock of $0.06 to SLMI Holdings, LLC in connection with the acquisition of SLMI Options, LLC

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services

In September 2009, the Company issued 1,209,628 shares of common stock at a per share price of $0.08 to Tangiers, LP as collateral for the Debenture

In September 2009, the Company issued 1,696,833 shares of common stock at a per share price of $0.10 to Tangiers, LP as a commitment fee for a financing transaction.

In December 2009, the Company issued 300,000 shares of common stock at a per share price of $0.07 to SLMI Holdings, LLC for a financing transaction.

In December 2009, the Company issued 200,000 shares of common stock at $.07 per share to White Oak Land and Minerals Development, LLC in exchange for consulting services.

In December 2009, the Company issued 100,000 shares of common stock to at $.07 per share Valvasone Trust in exchange for consulting services.

2008

 On March 28, 2008, the Company issued an aggregate of 10,000 shares of its common stock to Around the Clock Partners, LP, Jim Anderson and Around the Clock Trading & Capital Management at par value in exchange for an initial corporate investment of $10,000.

In June 2008, the Company issued 42,857 shares of common stock to Valvasone Trust in exchange for organizational planning and industry consulting services.

In June 2008, the Company issued an aggregate of 900 shares of common stock to nine landowners in exchange for six leases for mineral rights and two rights of way for a pipeline.

In June 2008 the Company issued 1,412 shares of common stock at $.35 to Clayton Norris as compensation for consulting services.

In June and July 2008, the Company issued an aggregate of 28,572 shares of common stock at a price of $0.35 per share to four accredited investors through a private placement investment.

In July 2008, the Company issued 1,250,000 shares of common stock  at $.35 per share to Sichenzia Ross Friedman Ference LLP as compensation for legal services.

In July 2008, the Company issued 69,364 shares of common stock at a per share price of $0.25 to Jim Anderson in exchange for a capital contribution and reimbursement for expenses in the amount of $16,088.83.

The share issuance also included 5,000 shares at $.35 per share issued as compensation for services provided as a director of the Company.

In July 2008, the Company issued 57,473 shares of common stock at a per share price of $ 0.25 to Wayne Anderson in exchange for a capital contribution and reimbursement for expenses in the amount of $13,118.46. The share issuance also included 5,000 shares issued as compensation for services provided as a director of the Company.

In July 2008, the Company issued 2,500 shares of common stock at $.35 per share to John Haugabook in exchange for consulting services.

In July 2008, the Company issued 210,000 shares of common stock at $.35 per share to White Oak Land and Minerals Development, LLC in connection with a development agreement for leaseholds in Kentucky and West Virginia.

In October 2008, the Company issued an aggregate of 30,000 shares of common stock at a price of $0.35 per share to three accredited investors through a private placement investment.

In October 2008, the Company issued 2,500 shares of common stock to at $.35 per share B&S Land in connection with a leasing and mineral rights agreement.

In October 2008, the Company issued 110,000 shares of common stock at $.35 per share to two non-affiliated parties in exchange for transfer agent and consulting services.

In October 2008, the Company issued 5,000 shares to Jim Anderson and 5,000 shares at $.35 per share to Wayne Anderson as compensation for services provided as a director of the Company during the third quarter.

In November 2008, the Company issued 10,000 shares of common stock to at $.35 per share Bothum Family Trust as compensation for accounting services.

In November 2008, the Company issued 25,000 shares of common stock to at $.35 per share Valvasone Trust in exchange for consulting services.

In November 2008, the Company issued 10,000 shares of common stock to at $.35 per share Casey Willis as compensation for consulting services.

In November 2008, the Company issued 200,000 shares of common stock to at $.35 per share KOW Land Development, LLC in exchange for geology reports for the Company’s Kentucky leaseholds and acquisitions.

In November 2008, the Company issued 1,500 shares of common stock to at $.35 per share Howard Matheny as compensation for consulting services.

In November 2008, the Company issued 500 shares of common stock to at $.35 per share Jeff Griffith as compensation for accounting services.

In November 2008, the Company issued 500 shares of common stock to at $.35 per share Blair Scanlon as compensation for services to the Company.

In November 2008, the Company issued 100,000 shares of common stock to at $.35 per share Outdoor Assets, LLC in exchange for mineral rights research and acquisitions.

In November 2008, the Company issued 40,000 shares of common stock to at $.35 per share Davis Management Corp. in exchange for corporate development services.

In December 2008, the Company issued 37,143 shares of common stock at a price of $.35 per share to Randy and Wendy Hunt TRUSTS FBO CIRRUS LIVING REVOCABLE TRUST UA 3/24/2006 through a private placement

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

INDEX TO FINANCIAL  CONSOLIDATED STATEMENTS

Financial Statements	Page

Report of Independent Registered Certified Public Accounting Firm	F-1

Balance Sheets as of June 30, 2010 (unaudited) and December 31, 2009	F- 2

Statements of Operations for the six months ended June 30, 2010 and 2009 (unaudited), from March 28, 2008 (inception) through June 30, 2010 (unaudited)	F- 3

Statements of Operations for the three months ended June 30, 2010 and 2009 (unaudited) from March 28, 2008 (inception) through June 30, 2010 (unaudited)	F-4

Statement of Stockholders’ Equity from March 28, 2008 (inception) through June 30, 2010 (unaudited)	F-5

Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (unaudited), from March 28, 2008 (inception) through June 30, 2010 (unaudited)	F-6

Notes to Financial Statements	F- 7

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
US NATURAL GAS CORP (Effective March 22, 2010)
St.  Petersburg, Florida

In accordance with the terms and objectives of our engagement, we have reviewed the accompanying consolidated balance sheet of US NATURAL GAS CORP (Formally Adventure Energy, Inc.) (A Development Stage Enterprise) as of June 30, 2010, and the related consolidated statements of operations and cash flows for the six and three months ended June 30, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows from inception (March 28, 2008) through June 30, 2010.  These consolidated financial statements are the responsibility of US NATURAL GAS CORP’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim consolidated financial statements consists principally of applying analytical procedures and making inquires of persons responsible for financial and accounting matters.  A review (as defined by the Public Company Accounting Oversight Board (United States)) is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

We audited the accompanying consolidated balance sheet as of  December 31, 2009, and we expressed an unqualified opinion on it in our report dated April 15, 2010.  We have not performed any auditing procedures since that date.

The accompanying consolidated financial statements assume that US NATURAL GAS CORP will continue as a going concern.  As discussed in the notes to the consolidated financial statements and elsewhere in this Form S-1, US NATURAL GAS CORP has incurred significant operating losses for the six and three months ended June 30, 2010 and 2009 and for the period from inception (March 22, 2008) through June 30, 2010.   In addition, although US NATURAL GAS CORP has commenced planned principal business operations there are insignificant revenues from oil and  natural gas production and its current liabilities substantially exceed its current assets.

These factors raise substantial doubt about US NATURAL GAS CORP’s ability to continue as a going concern.  US NATURAL GAS CORP management’s plans regarding these matters are described elsewhere in this Form S-1 and in the notes to the consolidated financial statements.  In accordance with accounting principles generally accepted in the United States of America, these consolidated financial statements do not, at this time, include any adjustments that might result from the resolution of this significant uncertainty.

/s/ Louis Gutberlet, CPA

on behalf of LGG & Associates, PC
LGG & Associates, PC
Certified Public Accountants
and Management Consultants

August 16, 2010
Lawrenceville, Georgia

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	June 30, 2010	December 31, 2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$500	$26,488
Accounts receivable, joint interest billing	104,013	-
Accounts receivable, other	22,500	97,900
Marketable equity securities	30,473	-
Materials and supplies	-	15,000
Prepaid expenses	16,229	21,000
Notes receivable, current	18,265	50,000

Total current assets	191,980	210,388

PROPERTY AND EQUIPMENT
Oil and gas properties	4,831,598	224,474

OTHER ASSETS
Notes receivable	58,735	1,225,000
Debenture escrow	99,190	99,190
Investments	11,470	72,900
Miscellaneous	190,767	150,473

Total other assets	360,162	1,547,563

TOTAL ASSETS	$5,383,740	$1,982,425

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$901,099	$282,745
Accounts payable, revenue distribution	4,285	-
Advances due related entities, net	-	86,752
Notes payable, current	1,079,368	595,868
Loans payable-other	20,350	23,000
Loans payable-shareholders	88,479	85,100
Convertible debenture payable	100,000	50,000

Total current liabilities	2,193,581	1,123,465

LONG-TERM LIABILITIES
Notes payable	1,496,500	900,000

STOCKHOLDERS’ EQUITY
Preferred stock; Series A	1,000	1,000
Preferred stock; Series B	300	300
Common Stock	83,330	22,186
Additional paid in capital	4,344,054	2,323,739
Deficit accumulated during the development stage	(2,735,025)	(2,388,265)

Total stockholders’ equity (deficit)	1,693,659	(41,040)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,383,740	$1,982,425

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30, 2010	Six months ended June 30, 2009	March 28, 2008 (inception) through June 30, 2010

Revenue earned
Oil and gas production sales	$10,535	$-	$54,726
Gain on sale of oil and gas properties	54,510	-	54,510

Total revenue earned	65,045	-	109,236

Cost of oil and gas operations	121,730	-	179,110

Gross profit (loss)	(56,685)	-	(69,874)

Operating Expenses
Selling, general and administrative	299,994	188,961	674,700
Stock issued for legal services	85,680	122,500	649,031
Stock issued for consulting and other services	94,000	849,998	1,513,992
Amortization and depreciation	44,306	-	65,967

Total operating expenses	523,980	1,161,459	2,903,690

Loss from operations	(580,665)	(1,161,459)	(2,973,564)

Other Income and (expenses)
Net gain from marketable equity securities	249,890	13,858	265,351
Interest income	15	-	15
Interest expense	(16,000)	-	(26,827)

Total other income (expenses)	233,905	13,858	238,539

Net loss	$(346,760)	$(1,147,601)	$(2,735,025)

Basic loss per common share	$(.01)	$(.09)
Diluted loss per common share	$(.01)	$(.09)

Weighted average common shares outstanding- basic	33,811,395	13,341,488
Weighted average common shares outstanding- diluted (see Note A)	-	-

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2010	Three months ended June 30, 2009
Revenue earned
Oil and gas production sales	$10,535	$-
Gain on sale of oil and gas properties	54,510	-

Total revenue earned	65,045	-

Cost of oil and gas operations	121,580	-

Gross profit (loss)	(56,535)	-

Operating Expenses
Selling, general and administrative	212,445	167,600
Stock issued for legal services	-	-
Stock issued for consulting and other services	46,000	795,025
Amortization and depreciation	22,253	-

Total operating expenses	280,698	962,625

Loss from operations	(337,233)	(962,625)

Other Income and (expenses)
Net gain from marketable equity securities	80,663	8,495
Interest income	15	-
Interest expense	(16,000)	-

Total other income (expenses)	64,678	8,495

Net loss	$(272,555)	$(954,130)

Basic loss per common share	$(.01)	(.07)
Diluted loss per common share	$(.01)	(.07)

Weighted average common shares outstanding- basic	43,635,421	14,245,532
Weighted average common shares outstanding- diluted (See Note A)	-	-

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
 (A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
March 28, 2008 (inception) through June 30, 2010

	Preferred stock		Common Stock		Additional Paid in	Deficit Accumulated During
	Shares	Amount	Shares	Amount	Capital	Development	Total

Issuance of common stock for cash on March 28, 2008 at $.001 per share		$-	10,000,000	$10,000	$-	$-	$10,000

Issuance of common stock for leases and right of ways at $.35 per share			900	1	314		315

Issuance of common stock for expense reimbursements at $.25 per share			76,837	77	19,132		19,209

Issuance of common stock for consulting and other services at $.35 per share			776,499	776	270,999		271,775

Issuance of common stock for legal services valued at $.35 per share			1,250,000	1,250	436,250		437,500

Issuance of common stock and warrants for cash at $.35 per share			95,715	96	33,404		33,500

Issuance of common stock for cash at $.25 per Share			40,000	40	9,960		10,000

Net loss for the period March 28, 2008 to December 31, 2008						(749,550)	(749,550)

Balance at December 31, 2008, Restated-Note K	-	-	12,239,951	12,240	770,059	(749,550)	32,749

Issuance of Series A and B shares at par value	1,300,000	1,300					1,300

Issuance of common stock for services at $0.664 thru $0.35 per share			9,345,959	9,346	1,503,180		1,512,526

Issuance of common stock for services at $.07 and $.10 per share			600,000	600	50,500		51,100

Net loss for the year ended December 31, 2009						(1,638,715)	(1,638,715)

Balances at December 31, 2009	1,300,000	1,300	22,185,910	22,186	2,323,739	(2,388,265)	(41,040)

Issuance of common stock for consulting and other services at per share prices from $.04 to $.06			3,133,333	3,133	140,867		144,000

Issuance of common stock for cash at $.03 thru $.07 per share			2,329,842	2,330	56,170		58,500

Issuance of common stock for notes payable reduction at $.05 thru $.10 per share			5,200,000	5,200	65,800		71,000

Issuance of common stock and warrants for acquisition of Wilon Resources, Inc. at $.035 per share			49,207,973	49,208	1,673,071		1,722,279

Issuance of commons stock for legal services at $.05 thru $.10 per share			1,273,000	1,273	84,407		85,680

Net loss for the 6 months ended June 30, 2010						(346,760)	(346,760)

Balances at June 30, 2010	1,300,000	$1,300	83,330,058	$83,330	$4,344,054	$(2,735,025)	$1,693,659

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30, 2010	Six months ended June 30, 2009	March 28, 2008 (inception) through June 30, 2010
OPERATING ACTIVITIES
Net loss	$(346,760)	$(1,147,601)	$(2,735,025)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	44,306	-	65,967
Net gain from marketable equity securities	(249,890)	-	(249,890)
Gain from sale of oil and gas properties	(54,510)	-	(54,510)
Issuance of common stock for services, leases, and reimbursements	179,680	1,018,125	2,182,232
Changes in operating assets and liabilities:
Accounts receivable, joint interest billing	(133)	-	(133)
Accounts receivable, other	53,555	-	(44,345)
Materials and supplies	15,000	-	-
Prepaid expenses	4,558	-	4,558
Other assets	(83,015)	-	(85,015)
Accounts payable and accrued expenses	55,167	120,000	337,915
Accounts payable, revenue distribution	136	-	136

Net cash flows from operating activities	(381,906)	(9,476)	(578,110)

INVESTING ACTIVITIES:
Purchase of investments	(24,550)	-	(97,450)
Proceeds from sale of investments	33,830	-	33,830
Purchases of marketable equity securities	(2,035,332)	-	(2,035,332)
Proceeds from sale of marketable equity securities	2,306,901	-	2,306,901
Lending on notes receivable	-	-	(1,275,000)
Collections on notes receivable	97,955	-	97,955
Purchase of property and equipment	(183,239)	(62,300)	(408,164)
Proceeds from sale of oil and gas properties	56,000	-	56,000

Net cash flows from investing activities	251,565	(62,300)	(1,321,260)

FINANCING ACTIVITIES:
Issuance of common stock and warrants for cash	58,500	-	112,000
Issuance of preferred stock	-	-	1,300
Borrowings from notes payable	-	-	1,495,865
Payments on notes payable	(20,000)	-	(20,000)
Loans payable - other	5,350	12,825	28,350
Loans payable - shareholders	34,515	49,295	119,615
Advances due to related entity, net	(24,012)	-	62,740
Convertible debenture payable	50,000	-	100,000

Net cash flows from financing activities	104,353	62,120	1,899,870

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(25,988)	(9,656)	500

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	26,488	27,389	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$500	$17,733	$500

Supplemental Disclosures of Cash Flow Information:
Interest paid	$16,000	-	$16,000
Issuance of common stock for Wilon Resources acquisition	1,722,279	-	1,722,279
Issuance of common stock for loans payable, other	8,000	-	8,000
Issuance of common stock for other assets	-	-	169,683
Issuance of common stock for prepaid services	-	-	21,000
Issuance of common stock for debenture escrow	-	-	99,190
Issuance of common stock for reduction in notes payable	63,000	-	63,000
Issuance of common stock for reduction in accrued expenses	50,000	-	50,000
Acquisition of SLMI Options - preferred stock	-	-	1,300

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
 (A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010 (Unaudited)

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

US Natural Gas Corp (the “Company”) (formerly “Adventure Energy, Inc.”) was incorporated in the state of Florida on March 28, 2008. The Company is an independent oil and natural gas operator engaged in exploration, development and production activities in the Appalachian Basin, particularly in Kentucky and West Virginia. The Company's business strategy focuses primarily on the drilling and acquisition of proved developed and undeveloped properties and on the enhancement and development of those properties.

On February 2, 2010, the Company formed E 3 Petroleum Corp ("E 3") in the state of Florida. E 3 acts as the operator and bonding entity for the Company’s wells in the states of Kentucky and West Virginia.

On February 1, 2010, the Company formed US Natural Gas Corp in the state of Florida. Subsequently, on March 22, 2010 the Company changed the name to US Natural Gas Corp KY. With this name change, all assets held in the state of Kentucky were transferred from US Natural Gas Corp to US Natural Gas Corp KY.

 On September 4, 2009, the Company entered into a lender acquisition agreement with SLMI Holdings, LLC, a Nevada Limited Liability Company. Through the agreement,  the Company acquired SLMI Options, LLC, . The sole purpose of the acquisition  of SLMI Options, LLC is to hold three commercial notes issued by Wilon Resources, Inc., (formerly "Wilon Resources of Tennessee, Inc.') in the years 2005 through 2007.

On July 20, 2009 the Company formed E 2 Investments, LLC ("E 2") to actively make equity investments in private and publically owned companies and to acquire energy related holdings.

On August 25, 2009, the Company formed Wilon Resources, Inc. in the state of Tennessee. On February 9, 2010, Wilon Resources, Inc. (Wilon), merged with and into Wilon Resources of Tennessee, Inc. ("WRT"), a publically owned Tennessee Corporation.  All of the stock of Wilonowned by the Company was acquired by WRT for consideration equal to 1,000 shares of WRT for every one share of Wilon held by the Company.  Subsequent to the merger, Wilon approved the use of the name Wilon Resources, Inc. by WRT.

On March 19, 2010, the Company's shareholders approved with 16,611,138 votes for and zero votes against to an exchange of shares between the Company and Wilon Resources, Inc. ("Wilon"), a Tennessee corporation whereby the Company acquired all of the outstanding shares of Wilon.  For each share of common stock of Wilon exchanged, the Company issued one share of the Company's common stock plus one warrant to purchase one additional share of common stock of the Company at an exercise price of  $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue.   Wilon's shareholders approved the share exchange with 27,843,109 votes for and zero votes against.  On June 3, 2010 the final approval of the share exchange was made by Financial Industry Regulatory Authority (FINRA).  The Company accounted for the acquisition of Wilon using the purchase method on June 3, 2010.

On March 19, 2010, the Company's shareholders approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp. On April 13, 2010 the Company received approval from FINRA recognizing the name change and approving a corresponding change of the Company's trading symbol from "ADVE" to "UNGS".  Wilon simultaneously completed a name change to US Natural Gas Corp WV.  Also, the Company's shareholders approved an amendment to the Company's Articles of Incorporation deleting Article 8 thereof to eliminate reference to a non-existent "Shareholders' Restrictive Agreement."

Principles of Consolidation

The consolidated financial statements include the accounts of US Natural Gas Corp, its wholly owned subsidiaries, US Natural Gas Corp WV, US Natural Gas Corp KY, SLMI Options, LLC, E2 Investments, LLC and E3 Petroleum Corp.  All significant intercompany accounts and transactions have been eliminated in the consolidation.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
June 30, 2010 (Unaudited)

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation

The accompanying interim unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission  (the “SEC”) for interim financial statements and in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly, in all material respects,  financial position as of June 30, 2010, and the results of operations for the six months and three months ended June 30, 2010 and 2009, and cash flows for the six months ended June 30, 2010 and 2009. These results have been determined on the basis of accounting principles generally accepted in the United States and applied consistently as those used in the preparation of the Company's 2009 Annual Report on Form 10-K.

Cash and Cash Equivalents

The Company considers all liquid debt securities with an original maturity of 90 days or less that are readily convertible into cash to be cash equivalents.

Marketable Equity Securities

Marketable equity securities are stated at lower of cost or market value with unrealized gains and losses included in operations. The Company has classified its marketable equity securities as trading securities.

Recently Enacted Accounting Standards

On December 31, 2008, the SEC published its final rules and interpretations updating its oil and gas reporting requirements. Many of the revisions are updates to definitions in the existing oil and gas rules to make them consistent with the petroleum resource management system, which is a widely accepted standard for the management of petroleum resources that was developed by several industry organizations. Key revisions include changes to the pricing used to estimate reserves utilizing a 12-month average price rather than a single day spot price which eliminates the ability to utilize subsequent prices to the end of a reporting period when the full cost ceiling was exceeded and subsequent pricing exceeds pricing at the end of a reporting period, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves, and permitting disclosure of probable and possible reserves. The SEC will require companies to comply with the amended disclosure requirements for registration statements filed after January 1, 2010, and for annual reports on Form 10-K for fiscal years ending on or after December 15, 2009. Early adoption is not permitted. The Company is currently assessing the impact that the adoption will have on the Company’s disclosures, operating results, financial position and cash flows.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.

ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the company’s consolidated financial statements, but did eliminate all references to pre-codification standards.

In May 2009, FASB issued ASC 855, Subsequent Events which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Materials and Supplies

Materials and supplies consist primarily of  parts and accessories necessary to maintain the oil and gas properties.  They are presented at the lower of cost or market value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. (see Note B - Acquisition of Wilon Resources, Inc.)

Concentration of Credit Risk

Financial  instruments which potentially subject the Company to a concentration of credit risk consists primarily of trade accounts receivable with a variety of local,  national, and international oil and natural gas companies. Such credit risks are considered by management to be limited due to the financial resources of those oil and natural gas companies.

Risk Factors

The Company operates in an environment with many financial  risks including, but not limited to, the ability to acquire additional economically recoverable gas reserves, the continued ability to market drilling programs, the inherent risks of the search for, development of and production of  gas, the ability to sell natural gas at prices which will provide attractive rates of return, the volatility and seasonality of  gas production and prices, and the highly competitive nature of the industry as well as worldwide economic conditions.

Fair Value of Financial Instruments

The Company defines the fair value of a financial  instrument  as the amount at which the instrument could be exchanged  in a current transaction between willing  parties.  Financial instruments  included in the  Company's financial statements include cash and cash equivalents,  short-term investments, accounts receivable,  other receivables,  other assets,  accounts payable, notes payable and due to affiliates. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments.  The carrying value of debt approximates  fair value as terms approximate those currently available for similar debt instruments.

Reclassifications

Certain amounts in the consolidated statements of operations were reclassified to conform with the June 30, 2010 presentation.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Oil and Gas Properties

The Company has adopted the successful efforts method of accounting for gas producing activities. Under the successful efforts method, costs to acquire mineral interests in gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip developmental wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, costs of developmental wells on properties the Company has no further interest in, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. Unproved gas properties that are significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproven properties are expensed when surrendered or expired.

When a property is determined to contain proved reserves, the capitalized costs of such properties are transferred from unproved properties to proved properties and are amortized by the unit-of-production method based upon estimated proved developed reserves. To the extent that capitalized costs of groups of proved properties having similar characteristics exceed the estimated future net cash flows, the excess capitalized costs are written down to the present value of such amounts. Estimated future net cash flows are determined based primarily upon the estimated future proved reserves related to the Company's current proved properties and, to a lesser extent, certain future net cash flows related to operating and  related fees due the Company related to its management of various partnerships. The Company follows U.S. GAAP in Accounting for Impairments.

On sale or abandonment of an entire interest in an unproved property, gain or loss is recognized, taking into consideration the amount of any recorded impairment. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with U.S. GAAP.

Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share and are excluded from the calculation.

At June 30, 2010, diluted weighted average common shares outstanding exclude 55,897,973 shares issuable on exercise of the 55,897,973 warrants outstanding at June 30, 2010.

NOTE B - ACQUISITION OF WILON RESOURCES, INC.

On May 28, 2010, the Company received notification from the appropriate state agencies that the acquisition of Wilon Resources by the Company was effective. On June 3, 2010 final approval was given by FINRA for the share exchange between the Company and Wilon Resources.  The Company issued one share of common stock for each share of Wilon stock outstanding (49,207,973 shares) plus one warrant to purchase an additional share exercisable for a period of 5 years from the issue date.  The Company's common stock at June 3, 2010 had a value of $.035 per share making the acquisition price $1,722, 279.

The Company accounted for the business combination using the purchase method.  The estimated fair market value of Wilon's net assets (assets less liabilities) was $2,229,889 creating a negative goodwill amount of $507,610.  This amount was deducted from the fair market value of Wilon's oil and gas properties which is estimated to be approximately $4,280,000 after the deduction.  The oil and gas properties consist of 115 natural gas wells, 12,000 acres of mineral rights leases and the gathering system interconnecting the wells.  The Company intends to retain a third party to complete a Reserve Report covering the 12,000 acres located in Wayne County, West Virginia substantiating proven and unproven wells.  The estimates used by the Company in recording the acquisition could significantly change pending the valuation results of the third party.

NOTE C—RELATED PARTY TRANSACTIONS

The Company is indebted to its officers $88,479 and $85,100 at no interest for various expenses as of June 30, 2010 and December 31, 2009.

Included within accounts payable and accrued expenses are wages due officers and shareholders of $165,006 and $210,000 as of June 30, 2010 and December 31, 2009.

See Note-O for Executives’ employment agreement.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE D—GOING CONCERN

The Company is a development stage enterprise and although it has commenced planned principal business operations, there are insignificant revenues therefrom. The Company has incurred losses of $2,735,025 for the period March 28, 2008 (inception) through June 30, 2010 and negative working capital aggregating $2,001,601. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

The accompanying financial statements do not include any adjustments related to the recoverability of classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE E - MARKETABLE EQUITY SECURITIES

At June 30, 2010, marketable equity securities consisted of equity securities held through Transcend Capital LP with a fair market value of $54,304.  The cost of the marketable equity securities was $30,473. For the period March 28, 2008 (inception) to June 30, 2010, the net gain from marketable equity securities was $249,890.

NOTE F – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	6/30/2010	12/31/2009
Computer Software	$13,000	$-
Field Equipment	10,585	10,585
Transportation Equipment	84,274	-
Oil and Gas Properties	4,726,870	214,340
Accumulated depreciation	(3,131)	(451)

Net property and equipment	$4,831,598	$224,474

The Company uses the straight line method of depreciation for computer software and field and transportation equipment with an estimated useful life ranging from three to twenty years.  Included in the June 30, 2010 balances are the consolidated estimated fair market values of Wilon's property and equipment. These estimates could significantly change pending a valuation by third parties.  (See Note B - Acquisition of Wilon Resources, Inc.)

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE G - NOTES RECEIVABLE

Notes receivable consists of the following at,

	6/30/2010	12/31/2009
Non-interest bearing notes due in 2010	$14,900	$50,000
Notes receivable, interest at prime + 1%, due on demand	-	925,000
Note receivable, due in 2013	-	300,000
Note receivable, interest at 9%, $605 due monthly through December 2025	62,100	-
Less current portion	(18,265)	(50,000)

Notes Receivable Long-Term	$58,735	$1,225,000

At December 31, 2009 Wilon Resources of Tennessee, Inc. owed the company $1,225,000.  That amount has been eliminated in the June 30, 2010 consolidation.

NOTE H - OTHER ASSETS

Other assets consist of the following at,

	6/30/2010	12/31/2009
Loan commitment fee	$169,683	$169,683
Accumulated amortization	(63,630)	(21,210)
Operating bonds and deposits	84,714	2,000

Total Other Assets	$190,767	$150,473

The loan commitment fee is amortized over the life of the agreement using a straight line method.

NOTE I - NOTES PAYABLE

Notes payable consists of the following at,

	6/30/2010	12/31/2009
Note payable due in 2010, interest at 1% per annum	$100,000	$100,000
Note payable due in September 2013, $250,000 annual installments,
interest at 3% per annum	980,000	1,000,000
Note payable due in November 2011, annual installments,
non-interest bearing	296,500	296,500
Note payable, due in 2010, non-interest bearing	99,368	99,368
Notes payable due in July 2010, interest paid monthly	500,000	-
Notes payable due in 2013, non-interest bearing	600,000	-
Less current portion	(1,079,368)	(595,868)
Notes Payable Long Term	$1,496,500	$900,000

Current maturities of long term debt at June 30, 2010 are $1,079,368 in 2010, $396,500 in 2011, $250,000 in 2012, and $850,000 in 2013.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE J - INCOME TAXES

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recorded a deferred income tax asset for the effect of net operating loss carry forwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 30, 2010 and December 31, 2009.

NOTE K – COMMON STOCK ISSUANCES/WARRANTS

On March 28, 2008, the Company issued a total of 10,000,000 post split shares (6,000,000 shares to Around the Clock Partners, LP (“ACP”), 3,000,000 shares to Jim Anderson, and 1,000,000 shares to Around the Clock Trading & Capital Management, LLC (“ACT”)) at a price of $.001 per share, or $10,000 . Wayne Anderson, a Director and President of the Company, owns ACT and ACT is the General Partner of ACP. Jim Anderson is a Director and Vice President of the Company.

On April 1, 2008, the Company amended its certificate of incorporation to increase the authorized number of shares to 50,000,000 shares of common stock at $0.001 par value and 5,000,000 shares of preferred stock at $0.001 par value and also affected a 1,000:1 forward stock split. All shares and per share amounts have been revised to retroactively reflect this stock split.

In June 2008, the Company issued 900 shares of common stock to nine landowners in exchange for seven leases for mineral rights and two rights of way for a pipeline at $.35 per share.

In July 2008, the Company sold 40,000 shares of common stock to Jim Anderson at a price of $.25 per share, or $10,000.

In July 2008, the Company issued 76,837 shares of common stock (52,473 shares to Wayne Anderson and 24,364 shares to Jim Anderson) valued at $.25 per share in reimbursement of expenses totaling $19,209.

From June 2008 to December 2008, the Company issued 776,499 shares of common stock to a number of consultants and other service providers (including 10,000 shares to Wayne Anderson and 10,000 shares to Jim Anderson for director services) for services rendered. The 776,499 shares were valued at $.35 per share, or $271,775.

In July 2008, the Company issued 1,250,000 shares of common stock to its law firm for legal services rendered. The 1,250,000 shares were valued at $.35 per share, or $437,500 total.

In June and July 2008, the Company issued 28,572 shares of common stock to four investors at a price of $.35 per share, or $10,000. In October 2008, the Company issued 30,000 shares to three investors at a price of $.35 per share, or $10,500 total. In December 2008, the Company sold 37,143 shares of common stock at a price of $.35 per share and a warrant to purchase 15,000 shares exercisable at $.50 per share with an expiration date of December 2, 2013 to an investor, or $13,000.

In April 2009, the Company issued an aggregate of 170,100 shares for consulting services.

In April 2009, the Company issued warrants to Wayne Anderson to purchase 1,250,000 at an average price of $.55 as per the executed employment agreement.

In April 2009, the Company issued warrants to Jim Anderson to purchase 625,000 at an average price of $.55 as per the executed employment agreement.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
( A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE K – COMMON STOCK ISSUANCES/WARRANTS (continued)

In May 2009, the Company issued 162,400 shares to an accredited investor at a price of $0.25 per share.

In May 2009, the Company issued an aggregate of 2,005,000 to its President and 1,005,000 shares to its Vice-President as compensation pursuant to the employment agreements and for board service. The stock was $.30 per share upon issuance.

In August, 2009 the Company issued 50,000 shares of our common stock at $.11 per share to John Richardson for the purchase of a generator.

In August 2009, the Company issued an aggregate of 30,000 shares of common stock at a per share price of $0.11 to two participants who purchased a working interest in one of the Company’s wells.

In August 2009 the Company issued 25,000 shares of our common stock of $0.11 to Republic Exploration in exchange for consulting services

In September 2009 the Company issued 1,500,000 shares of our common stock of $0.06 to SLMI Holdings, LLC in connection with the acquisition of SLMI Options, LLC

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services.

In September 2009, the Company issued 1,209,628 shares of common stock at a per share price of $0.08 to Tangiers, LP as collateral for the Debenture

In September 2009, the Company issued 1,696,833 shares of common stock at a per share price of $0.10 to Tangiers, LP as a commitment fee for a financing transaction.

In September 2009, the Company issued warrants to Del Mar Corporate Consulting to purchase 300,000 at an average price of $.18 with an expiration date of September 23, 2012.

In December 2009, the Company issued 300,000 shares of common stock at a per share price of $0.07 to SLMI Holdings, LLC for a financing transaction.

In December 2009, the Company issued 200,000 shares of common stock at $.07 per share to White Oak Land and Minerals Development, LLC in exchange for consulting services.

In December 2009, the Company issued 100,000 shares of common stock at $.07 per share to Valvasone Trust in exchange for consulting services.

In January 2010, the Company issued 453,000 shares of common stock at $.06 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

In January 2010, the Company issued 900,000 shares of common stock at $.06 per share to Around the Clock Partners, LP for reimbursement of expenses paid on behalf of the company.

In January 2010, the Company issued 350,000 shares of common stock at $.05 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE K – COMMON STOCK ISSUANCES/WARRANTS (continued)

In February 2010, the Company issued 200,000 shares of common stock at $.04 per share to Around the Clock Partners, LP for reimbursement of expenses paid on behalf of the company.

In March 2010, the Company issued 350,000 shares of common stock at $.10 per share to Chris Davies on behalf of Atlas Capital Holdings in exchange for legal services.

In April 2010, the Company issued 175,000 shares of common stock at $.05 per share to Ron Ferlisi in exchange for satisfaction of notes payable.

In April 2010, the Company issued 825,000 shares of common stock at $.05 per share to BuzzBahn in exchange for satisfaction of notes payable.

In April 2010, the Company issued 250,000 shares of common stock at $.05 per share to BuzzBahn in exchange for investor relation services.

In April 2010, the Company issued 120,000 shares of common stock at $.05 per share to Jody Samuels in exchange for legal services.

In April 2010, the Company issued 98,766 shares of common stock at $.069 per share to Tangiers Investors LP for equity funding.

In April 2010, the Company issued 100,000 shares of common stock at $.04 per share to KYTX, LLC in exchange for an extension on a note payment.

In May 2010, the Company issued 300,926 shares of common stock at $.04 per share and 169,263 shares of common stock at $.033 per share to Tangiers Investors LP for equity funding.

In May 2010, the Company issued 300,000 shares of common stock at $.04 per share to SLMI Holdings, LLC in exchange for an extension on a note payment.

In May 2010, the Company issued 412,698 shares of common stock at $.04 per share to Cassel Family Trust as per the stock purchase agreement.

In May 2010, the Company issued 100,000 shares of common stock at $.04 per share to White Oak Land and Minerals Development, LLC for consulting services.

In May 2010, the Company issued 800,000 shares of common stock at $.01 per share to Ron Ferlisi in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Rui Figueiredo in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Maria Rothman in exchange for satisfaction of notes payable.

In May 2010, the Company issued 200,000 shares of common stock at $.01 per share to Jody Samuels in exchange for satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Faith Capital NY LLC in exchange for  satisfaction of notes payable.

In May 2010, the Company issued 1,000,000 shares of common stock at $.01 per share to Jeff Schwartz in exchange for  satisfaction of notes payable.

In May 2010, the Company issued 500,000 shares of common stock at $.01 per share to Steven Reiss in exchange for satisfaction of notes payable.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE K – COMMON STOCK ISSUANCES/WARRANTS (continued)

In May 2010, the Company issued 333,333 shares of common stock at $.03 per share to Charles and Mary Crum as per the stock purchase agreement.

In June 2010, the Company issued 150,000 shares of common stock at $.05 per share to Jeff Parker in exchange for consulting services.

In June 2010, the Company issued 500,000 shares of common stock at $.05 per share to Jim Anderson as payment towards accrued wages.

In June 2010, the Company issued 348,189 shares of common stock at $.03 per share to Tangiers Investors LP for equity funding.

In June 2010, the Company issued 833,333 shares of common stock at $.03 per share to Wayne Anderson as payment towards accrued wages.

In June 2010, the Company issued 666,667 shares of common stock at $.03 per share to Cassel Family Trust as per the stock purchase agreement.

NOTE L – LOANS PAYABLE-OTHER

Loans payable with no interest to potential investors aggregated $ 20,350 and $23,000 as of June 30, 2010 and December 31, 2009.

NOTE M – CONVERTIBLE DEBENTURE PAYABLE

On June 18, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Asher Enterprises, (“Asher”) in the amount of Fifty Thousand Dollars ($50,000) and a Securities Purchase Agreement. The Promissory Note was fully funded on June 18, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the Variable Conversion Price which shall mean 58% of the Market Price. The Market Price is defined as the average of the three (3) lowest Trading Prices for the common stock during the 10 (ten) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.  The Promissory Note has a term of nine (9) months and accrues interest at a rate equal to eight percent (8%) per year.

On September 25, 2009, the Company entered into a Debenture Securities Purchase Agreement (“Debenture Agreement”) with Atlas Capital Partners, LLC, (“Atlas”) pursuant to which the Company issued to Atlas Fifty Thousand Dollars ($50,000) in secured convertible debentures (the “Debentures”) dated of even date with the Debenture Agreement. The Debentures were fully funded on September 25, 2009.  The Debentures are convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at the lower of (a) $0.25 or (b) seventy percent (70%) of the two lowest volume weighted average prices of common stock for ten (10) trading days immediately preceding the conversion date.  The Debentures have a term of nine (9) months, piggy-back registration rights and accrue interest at a rate equal to seven percent (7%) per year.  The Debentures are secured by certain pledged assets of the Company. The Parties have also entered into an Investor Registration Rights Agreement, pursuant to which the Company has agreed, if required by Atlas, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

 NOTE N – COMMITMENTS AND CONTINGENCIES

The Company leases office premises in St. Petersburg, Florida at an annual rental of $16,800, payable monthly. The three year lease was entered into on February 1, 2008 and commenced on April 1, 2008. The Company amended the original lease in December 2009 increasing the monthly rent from $600 to $1,400 monthly. The Company may renew for one more three year period commencing February 1, 2011, upon the same terms adjusted for changes in the Consumer Price Index. Management believes the current office space will be sufficient after the acquisition of Wilon Resources, Inc. is completed.

The Company entered into an operating lease in January 2010 for field equipment. The lease is for a term of 24 months with a monthly rent of $3,100 plus applicable taxes.

Rent expenses on all operating leases for the period of March 28, 2008 (inception) to June 30, 2010 were $33,400. Future minimum rental obligations at June 30, 2010 are $27,000 in 2010, $38,600 in 2011, and $3,100 in 2012.

As of April 1, 2009, the Company executed an employment contract for the President, Vice-President, Treasurer, and Secretary of the Company upon the terms and provisions, and subject to the conditions, set forth in the Agreement, for a term of three (3) years, commencing on April 1, 2009, and terminating on June 30, 2012, unless earlier terminated as provided in the Agreement.  The Agreement included options to the President to purchase 500,000 shares of common stock at an average price of $.75 per share and 250,000 shares to the Vice-President. In addition, the Vice-President can be issued annual grants of 125,000 options on May 1 of each year of employment throughout the duration of the term at an average price of $.75.

Executives agree to accept, for the first year of the Employment Term a salary at an annual rate of $120,000 for the President and $60,000 for the Vice-President, payable in accordance with the Company's regular payroll practices as from time to time in effect, less all withholdings and other deductions required to be deducted in accordance with any applicable federal, state, local or foreign law, rule or regulation. After the first year during the Employment Term, the annual salary for each successive year will be increased by the lesser of (i) 10% or (ii) the percentage increase, if any, in the CPI for each year just completed measured for the entire twelve (12) month period, plus three percent (3%).

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE O- LENDER ACQUISITION AGREEMENT

A lender acquisition agreement was entered into on September 4, 2009 by US Natural Gas Corp and SLMI Holdings, LLC. Through the agreement, US Natural Gas Corp acquired SLMI Options, LLC, a Nevada Limited Liability Company. SLMI Options, LLC is the secured lender of the three commercial notes defined below.

This Agreement is made with respect to loans made by SLMI Holdings, LLC to Harry Thompson (“Thompson”), Harlis Trust (“Trust”), Wilon Resources Inc. (“Wilon”) and/or Wilon Gathering System Inc. Purchase Price. US Natural Gas Corp agrees to pay the following consideration herewith in return for conveyance of the Lender Units:

$500,000 in financing given May 6, 2005 for construction of a natural gas gathering system in Kentucky (the “Gathering System Loan”), $300,000 mortgage on the Wilon business offices given October 13, 2005 (the “Office Loan”), $175,000 in financing given on October 24, 2006 to finance 176 acres of land in West Virginia and to finance the placement of a natural gas treatment station (the “WV Loan”); these loans include that certain Amendment to Loan Agreements dated August 2, 2006, that certain Receipt for Shares Pledged as Collateral dated December 8, 2007 and that certain Second Amendment to Loan Agreements dated January 27, 2009 (with 7.8 million Wilon shares attached and pledged as additional collateral). Further, the Borrowers and SLMI have agreed to special terms for assignment of loan rights by SLMI and subsequent holders of the loans pursuant to that Acknowledgment by Borrowers delivered Jan. 5, 2009.  At December 31, 2009 the notes receivable balance was $925,000.  At June 30, 2010 the notes receivable balance was eliminated through consolidation (See Note G).

$1,000,000 in financing was made payable by secured promissory note. By December 31, 2010, US Natural Gas Corp shall have paid at least $250,000 in cash toward the Secured Note. By December 31, 2011, US Natural Gas Corp shall have paid at least $250,000 more. By December 31, 2012, US Natural Gas Corp shall have paid at least $250,000 more. All unpaid principal and interest shall be due no later than December 31, 2013. To the extent US Natural Gas Corp tenders proceeds from dispositions of real estate collateral on the SLMI Loans (which dispositions shall require the written consent of Owner), said payments shall be applied toward the Secured Note, but they shall not reduce the minimum installments required for years 2010 through 2012. From January, 2010 to December, 2013, a minimum monthly cash installment of $4,000 shall be paid by US Natural Gas Corp on the Secured Note until it is paid in full. Additional Security and Collateral for the Secured Note and the covenants hereunder:  At June 30, 2010 and December 31, 2009 the notes payable balances were $1,000,000 and $980,000, respectively (See Note H).

NOTE P- STOCKHOLDERS' EQUITY

On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Preferred Stock”. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A Preferred Stock shall be as hereinafter described. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, created a series of preferred stock designated as Series A Preferred Stock (the “Series A Preferred Stock”) with a stated value of $0.001 per share. The number of authorized shares constituting the Series A Preferred Stock was Three Million (3,000,000) shares.  At June 30, 2010 and December 31, 2009, there are 1,000,000 shares issued and outstanding.

On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Preferred Stock”. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B Preferred Stock shall be as hereinafter described. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, created a series of preferred stock designated as Series B Preferred Stock (the “Series B Preferred Stock”) with a stated value of $0.001 per share. The number of authorized shares constituting the Series B Preferred Stock was Two Million (2,000,000) shares.  At June 30, 2010 and December 31, 2009, there are 300,000 shares issued and outstanding.

The number of common shares authorized with a stated value of $0.001 per share is Two Hundred Million (200,000,000).  At June 30, 2010 and December 31, 2009, there are 83,330,058 and 22,185,910 shares issued and outstanding, respectively.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)
 June 30, 2010 (Unaudited)

NOTE Q – SUBSEQUENT EVENTS

On July 9, 2010, the Company entered into an agreement with Del Mar Corporate Consulting, LLC to provide investor relation services related to generating market awareness for the Company.  Pursuant to the Agreement, unless terminated upon ten (10) days written notice by the Company, the Consultant will receive $20,000 in cash and One Million shares of the Company’s common stock currently valued at $35,000.00.  The Consultant will also receive 500,000 warrants priced at $0.20 that will expire in three years.  In addition, the Company will issue the Consultant a bonus in the amount of One Million shares of the Company’s common stock in the event that the Consultant meets certain bench marks as agreed by the parties.

On July 15, 2010, the Company executed an employment contract for the Chief Financial Officer of the Company upon the terms and provisions, and subject to the conditions, set forth in the Agreement, for a term of eighteen (18) months, commencing on July 15, 2010, and terminating on December 31, 2011, unless earlier terminated as provided in the Agreement.  The Agreement included options to the employee to purchase 600,000 shares of common stock at an average price of $.15 per share. Pursuant to the agreement, salary will be paid at an annual rate of the following:

a.	July 1, 2010-September 30, 2010	$50,000.00
b.	October 1, 2010-December 31, 2010	$65,000.00
c.	January 1, 2011-December 31, 2011	$90,000.00

On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with Caesar Capital Group, LLC, (“Caesar”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to Caesar a Common Stock Purchase Warrant Agreement granting the holder the  right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

 On August 16, 2010, the Company entered into a Convertible Promissory Note (“Promissory Note”) with ARRG Corp, (“ARRG”) in the amount of Twenty Five Thousand Dollars ($25,000). The Promissory Note was fully funded on August 6, 2010.  The Promissory Note is convertible, in whole or in part, at any time and from time to time before maturity at the option of the holder at a price per share equal to Sixty Percent (60%) of the average of the last Five (5) trading days closing volume weighted average price ("VWAP").  The Promissory Note has a term of six (6) months and accrues interest at a rate equal to twelve percent (12%) per year. In addition, the Company issued to ARRG a Common Stock Purchase Warrant Agreement granting the holder the right to purchase up to 500,000 shares of the Company's common stock at an Exercise price of Five cents ($0.05). The warrant is exercisable at anytime commencing six months after the date of issuance until February 6, 2014.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
US NATURAL GAS CORP (Effective March 22, 2010)
St Petersburg, Florida

In accordance with the terms and objectives of our engagement, we have audited the accompanying consolidated balance sheet of US NATURAL GAS CORP (Effective March 22, 2010) (Formally Adventure Energy, Inc.) (A Development Stage Enterprise) as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2009, and from inception (March 28, 2008) through December 31, 2009. US NATURAL GAS CORP’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

The consolidated financial statements of US NATURAL GAS CORP (Formally Adventure Energy, Inc.) (A Development Stage Enterprise) as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows from inception (March 28, 2008) through December 31, 2008, were audited and then re-audited by two separate auditors whose reports dated March 26, 2009 and February 11, 2010, respectively, expressed unqualified opinions on those consolidated financial statements. As disclosed in the notes to the consolidated financial statements, US NATURAL GAS CORP restated its consolidated financial statements as of and from inception (March 28, 2008) through December 31, 2008 to retrospectively apply certain corrections to various immaterial errors in those consolidated financial statements. The first other auditor’s report dated March 26, 2009 was issued before the retrospective adjustments. The second other auditor’s report dated February 11, 2010 was issued subsequent to the retrospective adjustments. However, this February 11, 2010 report does not make direct reference to the error corrections which are disclosed in Note K to the consolidated financial statements. It does make reference to Note H to the consolidated financial statements, which was the original restatement note accompanying the second audit’s report. Nonetheless, we have assumed responsibility for these immaterial restatements described in Note K to the consolidated financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. US NATURAL GAS CORP is not required at this time to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of US NATURAL GAS CORP’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used, and significant estimates made by the management of US NATURAL GAS CORP, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph of this report present fairly, in all material respects, the consolidated financial position of US NATURAL GAS CORP at December 31, 2009, and the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 2009, and from inception (March 28, 2008) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. In addition, we audited the adjustments to the 2008 consolidated financial statements to retrospectively apply certain immaterial corrections to various errors in those consolidated financial statements as disclosed in Note K to the consolidated financial statements. In our opinion, such adjustments are appropriate and have been applied properly. We were not engaged to audit, review, or apply any procedures to US NATURAL GAS CORP’s 2008 consolidated financial statements other than with respect to the restatement adjustments and, accordingly, we do not express an opinion or any other form assurance on the 2008 consolidated financial taken as a whole.

The accompanying consolidated financial statements are presented assuming that US NATURAL GAS CORP will continue as a going concern. As discussed elsewhere in this Form S-1 and in the notes to the consolidated financial statements, US NATURAL GAS CORP has incurred significant operating losses for the year ended December 31, 2009, and from inception (March 22, 2008) through December 31, 2009 and, has insignificant revenues from natural gas and oil production, and has not commenced planned principal business operations. In addition, US NATURAL GAS CORP’s current liabilities substantially exceed its current assets. These factors raise substantial doubt about US NATURAL GAS CORP’s ability to continue as a going concern. US NATURAL GAS CORP management’s plans regarding these matters are described elsewhere in this Form S-1 and in the notes to the consolidated financial statements. In accordance with accounting principles generally accepted in the United States of America, the accompanying consolidated financial statements do not, at this time, include any adjustments that might result from the resolution of this significant uncertainty.

LGG & Associates, PC
Certified Public Accountants
and Management Consultants

April 15, 2010
Lawrenceville, Georgia

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Adventure Energy, Inc.

I have audited the accompanying balance sheet of Adventure Energy, Inc. (the “Company”) as of December 31, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the period March 28, 2008 (inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adventure Energy, Inc. as of December 31, 2008 and the results of its operations and cash flows for the period March 28, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the financial statements, the Company’s financial situation raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note B.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note K to the financial statements, the Company restated its financial statements for the period March 28, 2008 (inception) to December 31, 2008.

/s/ Michael T. Studer CPA P.C.

Freeport, New York
February 11, 2010

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008 Restated-Note K
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$26,488	$20,299
Accounts receivable, other	97,900	-
Marketable equity securities	-	6,450
Materials and supplies	15,000	-
Prepaid expenses	21,000	-
Notes receivable, current	50,000	-

Total current assets	210,388	26,749

PROPERTY AND EQUIPMENT
Oil and gas properties	224,474	6,000

OTHER ASSETS
Notes receivable	1,225,000	-
Debenture escrow	99,190	-
Investments	72,900	-
Other assets	150,473	-

Total other assets	1,547,563	-

TOTAL ASSETS	$1,982,425	$32,749

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$282,745	$-
Advances due related entities, net	86,752	-
Notes payable, current	595,868	-
Loans payable-other	23,000	-
Loans payable-shareholders	85,100	-
Convertible debenture payable	50,000	-

Total current liabilities	1,123,465	-

LONG-TERM LIABILITIES
Notes payable	900,000	-

STOCKHOLDERS’ EQUITY
Preferred stock; Series A	1,000	-
Preferred stock; Series B	300	-
Common stock	22,186	12,240
Additional paid in capital	2,323,739	770,059
Deficit accumulated during the development stage	(2,388,265)	(749,550)

Total stockholders’ equity (deficit)	(41,040)	32,749

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,982,425	$32,749

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year ended December 31, 2009	March 28, 2008 (inception) to December 31, 2008 Restated-Note K	March 28, 2008 (inception) to December 31, 2009

Revenue	$44,191	$-	$44,191

Cost of oil and gas operations	57,380	-	57,380

Gross profit (loss)	(13,189)	-	(13,189)

Operating Expenses
Selling, general and administrative	333,144	41,562	374,706
Stock issued for legal services	125,851	437,500	563,351
Stock issued for consulting and other services	1,147,902	272,090	1,419,992
Amortization	21,661	-	21,661

Total operating expenses	1,628,558	751,152	2,379,710

Net loss from operations	(1,641,747)	(751,152)	(2,392,899)

Other Income (Expenses)
Net gain from marketable equity securities	13,859	1,602	15,461
Interest expense	(10,827)	-	(10,827)

Total other income (expenses)	3,032	1,602	4,634

Net loss	$(1,638,715)	$(749,550)	$(2,388,265)

Basic and diluted loss per common share	$(.10)	$(.07)

Weighted average common shares outstanding- basic and diluted	16,416,412	11,174,225

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
March 28, 2008 (inception) through  December 31, 2009

						Deficit Accumulated
	Common stock		Preferred Stock		Additional	During Development
	Shares	Amount	Shares	Amount	Paid in Capital	Stage	Tota
Issuance of common stock for cash
on March 28, 2008 at $.001 per share	10,000,000	$10,000		$-	$-	$-	$10,000
Issuance of common stock for leases and right of
ways at $.35 per share	900	1			314		315
Issuance of common stock for expense
reimbursements at $.25 per share	76,837	77			19,132		19,209
Issuance of common stock for consulting
and other services at $.35 per share	776,499	776			270,999		271,775
Issuance of common stock for legal services
valued at $.35 per share	1,250,000	1,250			436,250		437,500
Issuance of common stock and warrants for
cash at $.35 per share	95,715	96			33,404		33,500
Issuance of common stock for cash at $.25 per
Share	40,000	40			9,960		10,000
Net loss for the period March 28, 2008
to December 31, 2008						(749,550)	(749,550)

Balance at December 31, 2008, Restated-Note K	12,239,951	12,240	-	-	770,059	(749,550)	32,749
Issuance of Series A and B shares at par value			1,300,000	1,300			1,300
Issuance of common stock for services at $0.664
thru $0.35 per share	9,345,959	9,346			1,503,180		1,512,526
Issuance of common stock for services at $.07
and $.10 per share	600,000	600			50,500		51,100
Net loss for the year ended December 31, 2009						(1,638,715)	(1,6,38,715)

Balance at December 31, 2009	22,185,910	$22,186	1,300,000	$1,300	$2,323,739	$(2,388,265)	$(41,040)

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2009	March 28, 2008 (inception) to December 31, 2008 Restated-Note K	March 28, 2008 (inception) to December 31, 2009

OPERATING ACTIVITIES
Net loss	$(1,638,715)	$(749,550)	$(2,388,265)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation, depletion and amortization	21,661	-	21,661
Issuance of common stock for services, leases, and reimbursements	1,273,753	728,799	2,002,552
Changes in operating assets and liabilities:
Accounts receivable, other	(97,900)	-	(97,900)
Materials and supplies	(15,000)	-	(15,000)
Other assets	(2,000)	-	(2,000)
Accounts payable and accrued expenses	282,745	-	282,745

Cash used by operating activities	(175,456)	(20,751)	(196,207)

INVESTING ACTIVITIES:
Invesent in Wilon Resources Inc	(72,900)	-	(72,900)
Marketable equity securities	6,450	(6,450)	-
Notes receivable	(1,275,000)	-	(1,275,000)
Purchase of property and equipment	(218,925)	(6,000)	(224,925)

Cash used by investing activities	(1,560,375)	(12,450)	(1,572,825)

FINANCING ACTIVITIES:
Issuance of common stock and warrants for cash	-	53,500	53,500
Issuance of preferred stock	1,300	-	1,300
Notes payable	1,495,868	-	1,495,868
Loans payable - other	23,000	-	23,000
Loans payable - shareholders	85,100	-	85,100
Advances due to related entity, net	86,752	-	86,752
Convertible debenture payable	50,000	-	50,000

Cash provided by financing activities	1,742,020	53,500	1,795,520

NET INCREASE IN CASH EQUIVALENTS	6,189	20,299	26,488

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	20,299	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$26,488	$20,299	$26,488

Supplemental Disclosures of Cash Flow Information:
Issuance of common stock for other assets	$169,683	$-	$169,683
Issuance of common stock for prepaid services	21,000	-	21,000
Issuance of common stock for debenture escrow	99,190	-	99,190

The accompanying notes are an integral part of these statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009

NOTE A –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

US Natural Gas Corp (the “Company”) was incorporated in Florida on March 28, 2008. The Company is an independent oil and natural gas company engaged in exploration, development and production activities in the Appalachian Basin, particularly in Kentucky and West Virginia. Our business strategy focuses primarily on the drilling and acquisitions of proved developed and underdeveloped properties and on the enhancement and development of these properties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of U Natural Gas Corp and it's wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in the consolidation.

Fair Value of Financial Instruments

The Company  defines the fair value of a  financial  instrument  as the amount at which  the  instrument  could be  exchanged  in a current  transaction between  willing  parties.  Financial instruments included  in  the  Company's balance sheets of December 31, 2009 and 2008 include cash and cash equivalents and marketable equity securities. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments.

Cash and Cash Equivalents

The Company considers all liquid debt securities with an original maturity of  90 days or less that are readily convertible into cash to be cash equivalents.

Marketable Equity Securities

Marketable equity securities are stated at fair value with unrealized gains and losses included in operations. The Company has classified its marketable equity securities as trading securities.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Materials and Supplies

Materials and supplies consist primarily of  parts and accessories necessary to maintain the oil and gas properties.  They are recorded at the lower of cost or market value.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for oil and gas producing activities. Under the successful efforts method, costs to acquire oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip developmental wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, costs of developmental wells on properties the Company has no further interest in, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. Unproved oil and gas properties that are significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are expensed when surrendered or expired.

When a property is determined to contain proved reserves, the capitalized costs of such properties are transferred from unproved properties to proved properties and are amortized by the unit-of-production method based upon estimated proved developed reserves. To the extent that capitalized  costs of groups of proved properties having similar characteristics exceed the estimated future net cash flows, the excess capitalized costs are written down to the present value of such amounts. Estimated future net cash flows are determined based primarily upon the estimated future proved reserves related to the Company's current proved properties and, to a lesser extent, certain future net cash flows related to operating and related fees due the Company related to its management of partnerships. The Company follows Statement of Financial Accounting Standards ("SFAS") No. 121 which requires a review for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is recorded as impaired properties are identified.

On sale or abandonment of an entire interest in an unproved property, gain or loss is recognized, taking into consideration the amount of any recorded impairment. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Revenue Recognition

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 123 (R), “Share-Based Payment”.

Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

For the period March 28, 2008 (inception) to December 31, 2008, diluted weighted average common shares outstanding exclude 15,000 shares issuable on exercise of the 15,000 warrants outstanding at December 31, 2008 (see Note H).

Risk Factors

The Company operates in an environment with many financial  risks including, but not limited to, the ability to acquire additional economically recoverable oil and gas reserves, the ability to market drilling programs, the inherent risks of the search for, development of and production of  oil and gas, the ability to sell oil and natural gas at prices which will provide attractive rates of return, the volatility and seasonality of  oil and gas production and prices, and the highly competitive nature of the industry as well as worldwide economic conditions.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Enacted Accounting Standards

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations.”  It will require an acquirer to recognize, at the acquisition date, the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their full fair values as of that date. In a business combination achieved in stages (step acquisitions), the acquirer will be required to remeasure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss in earnings. The acquisition-related transaction and restructuring costs will no longer be included as part of the capitalized cost of the acquired entity but will be required to be accounted for separately in accordance with applicable generally accepted accounting principles in the U.S. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact on the Company’s future financial position and results of operations from adoption of this standard is not expected to be material.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements.” The statement clarifies the definition of a non-controlling (or minority) interest and requires that non-controlling interests in subsidiaries be reported as a component of equity in the consolidated statement of financial position and requires that earnings attributed to the non-controlling interests be reported as part of consolidated earnings and not as a separate component of income or expense. However, it will also require expanded disclosures of the attribution of consolidated earnings to the controlling and non-controlling interests on the face of the consolidated income statement. SFAS No. 160 will require that changes in a parent’s controlling ownership interest, that do not result in a loss of control of the subsidiary, are accounted for as equity transactions among shareholders in the consolidated entity; therefore, resulting in no gain or loss recognition in the income statement. Only when a subsidiary is deconsolidated will a parent recognize a gain or loss in net income. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008, and will be applied prospectively except for the presentation and disclosure requirements that will be applied retrospectively for all periods presented. The impact on the Company’s future financial position and results of operations from adoption of this standard is not expected to be material.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. The provisions of SFAS No. 161 are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the provisions of SFAS No. 161 to have a material impact on future financial statements.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE B - GOING CONCERN

At December 31, 2009, the Company had negative working capital of $ 913,709 and stockholders’ deficit of $ 41,040. For the period March 28, 2008 (inception) to December 31, 2009, the Company had no significant revenues and incurred a net loss of $ 2,388,265. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C – MARKETABLE EQUITY SECURITIES

At December 31, 2008, marketable equity securities consisted of 500 shares, General Growth Properties Inc., with a fair value of $6,450. The cost of the marketable equity securities was $5,957 and the unrealized gain was $493 at December 31, 2009.

For the period March 28, 2008 (inception) to December 31, 2009, the net gain from marketable equity securities consisted of:

Realized net gains	$14,968
Unrealized gain	493
Total	$15,461

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE D – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31,

	2009	2008
Oil and gas properties	$214,340	$6,000
Equipment	10,585	-
Accumulated depreciation	(451)	-

Total Oil and Gas Properties	$224,474	$6,000

The company uses the straight line method of depreciation for equipment with an estimated useful life ranging from five to 20 years.

NOTE E - NOTES RECEIVABLE

Notes receivable consists of the following at December 31,

	2009	2008
Non-interest bearing notes due January 2010	$50,000	$-
Notes receivable, interest at prime + 1%, due on demand	925,000	-
Note receivable, due on demand	300,000	-
Less current portion	(50,000)	-

Notes Receivable Long-Term	$1,225,000	-

NOTE F - OTHER ASSETS

Other assets consist of the following at December 31,

	2009	2008
Loan commitment fee	$169,683	$-
Accumulated amortization	(21,210)	-
Operating bonds	2,000	-

Total Other Assets	$150,473	-

Loan commitment fee is amortized over the life of the agreement using a straight line method.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE G - NOTES PAYABLE

Notes payable consists of the following at December 31,

	2009	2008
Note payable due February 2010, interest at 1% per annum	$100,000	$-
Note payable due September 2013, $250,000 annual installments,
interest at 3% per annum	1,000,000	-
Note payable due November 2011, annual installments,
non-interest bearing	296,500	-
Note payable, due February 2010, non-interest bearing	99,368	-
Less current portion	(595,868)	-

Notes Payable Long Term	$900,000	-

Current maturities of long term debt at December 31, 2009 are $595,868 in 2010, $400,000 in 2011, $250,000 in 2012 and $250,000 in 2013.

NOTE H - COMMON STOCK ISSUANCES/WARRANTS

On March 28, 2008, the Company  sold a total of 10,000,000 post split shares (6,000,000 shares to Around the Clock Partners, LP (“ACP”), 3,000,000 shares to Jim Anderson, and 1,000,000 shares to Around the Clock Trading & Capital Management, LLC (“ACT”)) at a price of $.001 per share, or $10,000 total. Wayne Anderson, a director and chief executive officer of the Company, owns ACT and ACT is the general partner of ACP. Jim Anderson is a director and secretary of the Company.

On April 1, 2008, the Company amended its certificate of incorporation to increase the authorized number of shares to 50,000,000 shares of common stock at $0.001 par value and 5,000,000 shares of preferred stock at $0.001 par value and also effected a 1,000:1 forward stock split. All shares and per share amounts have been revised to retroactively reflect this stock split.

In June 2008, the Company issued a total of 900 shares of common stock to nine landowners in exchange for seven leases for mineral rights and two rights of way for a pipeline.

In July 2008, the Company sold 40,000 shares of common stock to Jim Anderson at a price of $.25 per share, or $10,000.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE H – COMMON STOCK ISSUANCES/WARRANTS (continued)

In July 2008, the Company issued a total of 76,837 shares of common stock (52,473 shares to Wayne Anderson and 24,364 shares to Jim Anderson) valued at $.25 per share in reimbursement of expenses totaling $19,209.

From June 2008 to December 2008, the Company issued a total of 776,499 shares of common stock to a number of consultants and service providers (including 10,000 shares to Wayne Anderson and 10,000 shares to Jim Anderson for director services) for services rendered. The 776,499 shares were valued at $.35 per share, or $271,775 total.

In July 2008, the Company issued 1,250,000 shares of common stock to its law firm for legal services rendered. The 1,250,000 shares were valued at $.35 per share, or $437,500 total.

In June and July 2008, the Company sold a total of 28,572 shares of common stock to four investors at a price of $.35 per share, or $10,000 total. In October 2008, the Company sold a total of 30,000 shares to three investors at a price of $.35 per share, or $10,500 total. In December 2008, the Company sold 37,143 shares of common stock at a price of $.35 per share and a warrant to purchase 15,000 shares exercisable at $.50 per share with an expiration date of December 2, 2013 to an investor, or $13,000.

In April 2009, the Company issued an aggregate of 170,100 shares for consulting services.

In May 2009, the Company issued 162,400 shares to an accredited investor at a price of $0.25 per share.

In May 2009, the Company issued an aggregate of 2,005,000 to its President and 1,005,000 shares to its Vice-President as compensation pursuant to the employment agreements and for board service. The stock was $.30 per share upon issuance.

In August, 2009 the Company issued 50,000 shares of our common stock at $.11 per share to John Richardson for the purchase of a generator.

In August 2009, the Company issued an aggregate of 30,000 shares of common stock at a per share price of $0.11 to two participants who purchased a working interest in one of the Company’s wells.

In August, 2009 the Company issued 25,000 shares of our common stock of $0.11 to Republic Exploration in exchange for consulting services

In September, 2009 the Company issued 1,500,000 shares of our common stock of $0.06 to SLMI Holdings, LLC in connection with the acquisition of SLMI Options, LLC

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE H – COMMON STOCK ISSUANCES/WARRANTS (continued)

In September 2009, the Company issued an aggregate of 950,000 shares of common stock at an average per share price of $0.12 in exchange for consulting services

In September 2009, the Company issued 1,209,628 shares of common stock at a per share price of $0.08 to Tangiers, LP as collateral for the Debenture

In September 2009, the Company issued 1,696,833 shares of common stock at a per share price of $0.10 to Tangiers, LP as a commitment fee for a financing transaction.

In December 2009, the Company issued 300,000 shares of common stock at a per share price of $0.07 to SLMI Holdings, LLC for a financing transaction.

In December 2009, the Company issued 200,000 shares of common stock at $.07 per share to White Oak Land and Minerals Development, LLC in exchange for consulting services.

In December 2009, the Company issued 100,000 shares of common stock to at $.07 per share Valvasone Trust in exchange for consulting services.

NOTE I – INCOME TAXES

The provision for income taxes for the period March 28, 2008 (inception) to December 31, 2009 differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes. The sources and tax effects of the difference are as follows, as of December 31:

	2009	2008
Expected tax ( benefit) at 35%	$(573,550)	$(262,343)
Nondeductible stock issued for legal,
consulting, and other services	441,884	248,357
Change in valuation allowance	131,666	13,986

Provision for income taxes (benefit)	$-	$-

Based on management’s present assessment, the Company has not determined it to be more likely than not that a deferred tax asset of up to $131,666 and $ 13,986 attributable to the future utilization of the    $ 376,190 and $39,960 net operating loss carryforward as of December 31, 2009 and 2008 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at December 31, 2009 and 2009. The Company will continue to review this valuation allowance and make adjustments as appropriate. The total $ 416,150 net operating loss carryforward expires in year 2028.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE I – INCOME TAXES (continued)

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE J – COMMITMENTS AND CONTINGENCIES

The Company leases office premises in St. Petersburg, Florida at an annual rental of $16,800, payable monthly. The three year lease was entered into on February 1, 2008 and commenced on April 1, 2008.  The Company amended the original lease in December 2009 increasing the monthly rent from $600 to $1,400 monthly. We may renew for one more three year period commencing February 1, 2011, upon the same terms adjusted for changes in the Consumer Price Index. For the period March 28, 2008 (inception) to December 31, 2009, rent expense was $ 12,600. Future minimum rental payments at December 31, 2009 are $18,200 ($16,800 due in 2010, and $1,400 due in 2011).

NOTE K – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

These financial statements (which were previously included in the Company’s Form 10-K filed with the SEC on March 27, 2009) have been restated in order to correct errors relating to the accounting for certain (1) marketable equity securities transactions and (2) issuances of common stock. As previously reported, the Company failed to account for securities transactions executed in 2008 but settled in 2009. As previously reported, the Company incorrectly valued issuances of common stock to its two officers for expense reimbursements (76,837 shares) and for the sale of common stock (40,000 shares) at $.35 per share which should have been valued at $.25 per share.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE K – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
                    (continued)

The effect of the restatement adjustments on the balance sheet at December 31, 2008 follows:

	As Previously Reported	Restatement Adjustments	As Restated

Cash and cash equivalents	$27,389	$(7,090)	$20.299
Marketable equity securities	-	6,450	6.450
Total current assets	27,389	(640)	26.749

Oil and gas properties	6,000	-	6,000

Total assets	$33,389	$(640)	$32,749

Common stock	$12,239	$1	$12,240
Additional paid in capital	781,734	(11,675)	770,059
Deficit accumulated during the
development stage	(760,684)	11,134	(749,550)
Total stockholders’ equity	$33,289	$(540)	$32,749

The effect of the restatement adjustments on the statement of operations for the period March 28, 2008 (inception) to December 31, 2008 follows:

	As Previously Reported	Restatement Adjustments	As Restated
Revenue	$-	$-	$-

Selling, general and administrative	36,845	4,717	41,562
Stock issued for legal services	437,500	-	437,500
Stock issued for consulting and
other services	271,080	1,010	272,090
Research and development	7,500	(7,500)	-
Organizational expense	10,000	(10,000)	-
Total operating expenses	762,925	(11,773)	751,152

Net loss from operations	(762,925)	11,773	(751,152)

Net gain from marketable equity securities	2,241	(639)	1,602

Net loss	$(760,684)	$11,134	$(749,550)

Basic and diluted loss per common
Share	$(.07)	$.00	$(.07)

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE L – STOCK ISSUANCES AND RELATED PARTY TRANSACTIONS

On March 10, 2009, the Company executed a Turnkey Drilling Contract with Rebell Oil of Kentucky LLC (“Rebell”). The contract provides for Rebell to drill 5 wells on leased property in Metcalfe County, Kentucky in search of oil or gas at rates of $33,000 per well of up to 1000 feet and $44,500 per well from 1001 to 2000 feet.

On April 1, 2009, the Company executed employment agreements with Wayne Anderson and Jim Anderson. The agreements have terms of three years (to March 31, 2012) and provide for first year compensation of $120,000 for Wayne Anderson and $60,000 for Jim Anderson with increases for the second and third years limited to 10% per year. The agreements also provide for grants of a total of 1,250,000 stock options to Wayne Anderson (500,000 exercisable at $.25 per share, 250,000 exercisable at $.50 per share on May 1, 2010, 250,000 exercisable at $.75 per share on May 1, 2011, and 250,000 exercisable at $1.00 per share on May 1, 2012) and a total of 625,000 stock options to Jim Anderson (250,000 exercisable at $.25 per share, 125,000 exercisable at $.50 per share on May 1, 2010, 125,000 exercisable at $.75 per share on May 1, 2011, and 125,000 exercisable at $1.00 per share on May 1, 2012). The agreements also provide for the payment of signing bonuses ($50,000 to Wayne Anderson, $25,000 to Jim Anderson) and issuances of common stock (2,000,000 shares to Wayne Anderson, 1,000,000 shares to Jim Anderson).

On September 2, 2009, the Board of Directors approved the designations of two series of preferred stock: Series A Preferred Stock (authorized 3,000,000 shares) and Series B Preferred Stock (authorized 300,000 shares). The Series A Preferred Stock has no dividend rights, has the right to one vote for each share owned, is redeemable by the Company once the Company’s obligations under the Lender Acquisition Agreement are satisfied, is convertible into shares of common stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock if the Company fails to timely satisfy its obligations under the Lender Acquisition Agreement, and has pro rata liquidation distribution rights as if it had been converted to common stock. The Series B Preferred Stock has no dividend or voting rights, is convertible into shares of common stock at the rate of 10 shares of common stock for each share of Series B Preferred Stock and has pro rata liquidation distribution rights as if it had been converted to common stock.

On September 4, 2009, the Company entered into a Lender Acquisition Agreement with SLMI Holdings LLC (“Holdings”) and SLMI Options, LLC (“Options”). Pursuant to the agreement, the Company acquired all of the outstanding ownership units of Options from Holdings in exchange for (1) a promissory note in the principal amount of $1,000,000 secured by an interest in the Company’s tangible and intangible assets (due in installments to December 31, 2013), (2) 1,500,000 shares of Company common stock, and (3) 1,000,000 shares of Company Series A Preferred Stock. Options owns secured notes from Harry Thompson, Harlis Trust, Wilon Resources, Inc., and Wilon Gathering System, Inc. totaling $925,000 (excluding approximately $400,000 in accrued interest) ( the “SLMI Notes”).

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE L – STOCK ISSUANCES AND RELATED PARTY TRANSACTIONS (continued)

On September 25, 2009, the Company entered into a Debenture Securities Purchase Agreement (“Debenture Agreement”) with Atlas Capital Partners, LLC (“Atlas”) pursuant to which the Company issued to Atlas $50,000 in secured convertible debentures (the “Debentures”) dated of even date with the Debenture Agreement. The Debentures were fully funded on September 25, 2009. The Debentures are convertible, in whole or in part, at any time and form time to time before maturity at the option of the holder at the lower (a) $0.25 per share or (b) 70% of the two lowest volume weighted average prices of common stock for ten (10) trading days immediately preceding the conversion date. The Debentures have a term of nine (9) months, piggy-back registration rights and accrue interest at a rate equal to seven percent (7%) per year. The Debentures are secured by certain pledged assets of the Company. The Parties have also entered into an Investor Registration Rights Agreements, pursuant to which the Company has agreed, if required by Atlas, to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws.

On October 21, 2009, the Company amended its certificate of incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 200,000,000 shares.

On October 23, 2009, E-2 Investments, LLC (“E-2”), a wholly owned subsidiary of the Company formed on July 20, 2009, acquired 7,800,000 shares of common stock of Wilon Resources, Inc. (“Wilon”), representing approximately 35% of the approximately 22,000,000 issued and outstanding shares of Wilon, a public company incorporated in Tennessee, at an auction conducted by Options of seized collateral relating to the SLMI Notes. The purchase price was $78,000, which reduced the indebtedness due Options under the SLMI Notes by $78,000.

On November 5, 2009, the Company acquired 15 wells and certain other assets located in Adair, Russell, and Green counties in Kentucky from KYTX Oil and Gas, LLC (“KYTX”) for a total purchase price of $120,000, $70,000 paid at closing and $50,000 due on February 3, 2010.

On November 13, 2009, E-2 acquired an additional 4,470,000 shares of common stock of Wilon, representing approximately 20% of the approximately 22,000,000 issued and outstanding shares of Wilon, at a purchase price of $500,000 ($103,500 paid at closing, $100,000 due on March 11, 2010, $146,500 due on November 13, 2010, and $150,000 due on November 13, 2011).

In 2009, the Company issued a total of 5,445,959 shares of common stock to a number of consultants and service providers for services rendered. At December 31, 2009, the Company had 22,185,910 issued and outstanding shares of common stock.

US NATURAL GAS CORP
(Formerly Adventure Energy, Inc.)
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (continued)
December 31, 2009

NOTE M - SUBSEQUENT EVENTS

On March 19, 2010, the Company's shareholders approved with 16,611,138 votes for and zero votes against to a share exchange between the Company and Wilon Resources, Inc. (Wilon), a Tennessee corporation whereby the Company acquired all of the outstanding shares of Wilon and hold Wilon as a wholly-owned subsidiary.  For each share of common stock of Wilon exchanged, the Company issued one share of the Company's common stock plus one warrant to purchase one additional share of common stock of the Company at an exercise price of  $.25 (25 cents) per share to be exercisable for a period of 5 years from the date of issue.  The shareholders for Wilon approved of the share exchange with 27,843,109 votes for and zero votes against.

On March 19, 2010, the company's shareholders approved an amendment to the Company's Articles of Incorporation changing the name of the Company to US Natural Gas Corp.  Wilon simultaneously completed a name change to US Natural Gas Corp WV.  Also, the company's shareholders approved an amendment to the Company's Articles of Incorporation deleting Article 8 thereof to eliminate reference to a non-existent "Shareholders' Restrictive Agreement."

On March 1, 2010, E2 Investments, LLC purchased the mineral rights located on real property in Wayne County, West Virginia consisting of approximately 160 acres for a total purchase price of $35,000 paid at closing.

On February 9, 2010, Wilon Resources, Inc. (Wilon), a wholly owned subsidiary of the Company, merged with and into Wilon Resources of Tennessee, Inc. (WRT), a Tennessee Corporation.  All of the stock of Wilon's shareholders was acquired by WRT for consideration equal to 1000 shares of WRT for every one share of Wilon held by Wilon shareholders.  The name of WRT remained the same after the filing of the merger and Wilon approved the use of its name by WRT.

On February 2, 2010, the company formed E3 Petroleum Corp (E3), a wholly owned subsidiary organized under the laws of the State of Florida.  E3 will be the bonding subsidiary for wells held in Kentucky and West Virginia.

NOTE N - STOCKHOLDERS' EQUITY

On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as "Series A Preferred Stock". The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A Preferred Stock shall be as hereinafter described. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, created a series of preferred stock designated as Series A Preferred Stock (the "Series A Preferred Stock") with a stated value of $0.001 per share. The number of authorized shares constituting the Series A Preferred Stock was Three Million (3,000,000) shares. At December 31, 2009, there are 1,000,000 shares issued and outstanding.

On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as "Series B Preferred Stock". The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B Preferred Stock shall be as hereinafter described. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, created a series of preferred stock designated as Series B Preferred Stock (the "Series B Preferred Stock") with a stated value of $0.001 per share. The number of authorized shares constituting the Series B Preferred Stock was
Two Million (2,000,000) shares. At December 31, 2009, there are 300,000 shares issued and outstanding.

The number of common shares authorized with a stated value of $0.001 per share is Fifty Million (50,000,000). At December 31, 2009 and 2008, there are 22,185,910 and 12,239,951 shares issued and outstanding, respectively.

EXHIBITS

Exhibits required by Item 601 of Regulation S-K

3.1	Articles of Incorporation (filed with Form S-1 (File No. 333-154799) on October 29, 2008 and incorporated by reference)

3.2	Articles of Incorporation (amended and restated) (filed with Form S-1/A (File No. 333-154799) on December 9, 2008 and incorporated by reference)

3.3	Amended and Restated Articles of Incorporation filed with the Secretary of State on October 21, 2009.

3.4	By-Laws (filed with Form S-1/A (File No. 333-154799) on December 9, 2008 and incorporated by reference)

10.1	Employment Agreement between Wayne Anderson and Adventure Energy, Inc. dated as of April 1, 2009 (Previously filed with Current Report on Form 8-K filed with the SEC on July 7, 2009

10.2	Employment Agreement between Jim Anderson and Adventure Energy, Inc. dated as of April 1, 2009 (Previously filed with Current Report on Form 8-K filed with the SEC on July 7, 2009)

10.3
Lender Acquisition Agreement dated as of September 4, 2009 among Adventure Energy. Inc., SLMI Holdings, LLC and SLMI Options, LLC. (Previously filed with Current Report on Form 8-K filed with the SEC on September 11, 2009)

10.4
Securities Purchase Agreement between Tangiers Investors, LP and Adventure Energy, Inc. dated as of September 24, 2009. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.5
Pledge and Escrow Agreement among Atlas Capital Partners, LLC, Adventure Energy Inc. and Atlas Capital Partners, LP, as escrow agent, dated as of September 24, 2009. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.6	Debenture Securities Purchase Agreement between Atlas Capital Partners, LLC and Adventure Energy, Inc. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.7	Secured Convertible Debenture issued to Atlas Capital Partners, LLC. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.8	Security Agreement between Adventure Energy, Inc. and Atlas Capital Partners, LLC. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.9
Securities Purchase Agreement by and among, E 2 Investments, LLC and Harlis Trust dated as of November 10, 2009. (Previously filed on the Quarterly Report on Form 10-Q with the SEC on November 16, 2009)

10.10	Employment Agreement between Chuck Kretchman and US Natural Gas Corp dated as of July 15, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.11	Consulting Agreement between Del Mar Corporate Consulting, LLC and US Natural Gas Corp dated as of July 9, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.12
Convertible Promissory Note between Caesar Capital Group, LLC and US Natural Gas Corp dated as of August 6, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.13	Convertible Promissory Note between ARRG Corp and US Natural Gas Corp dated as of August 6, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.14
Common Stock Purchase Warrant Agreement between Caesar Capital Group, LLC and US Natural Gas Corp dated as of August 6, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.15	Common Stock Purchase Warrant Agreement between ARRG Corp and US Natural Gas Corp dated as of August 6, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.16
Consent Order issued to E 3 Petroleum Corp by the West Virginia Department of Environmental Protection Office of Oil & Gas dated as of May 5, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.17	Convertible Promissory Note between Asher Enterprises, Inc. and US Natural Gas Corp dated as of June 18, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.18	Securities Purchase Agreement between Asher Enterprises, Inc. and US Natural Gas Corp dated as of June 18, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.19	Convertible Promissory Note between Asher Enterprises, Inc. and US Natural Gas Corp dated as of July 30, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

10.20	Securities Purchase Agreement between Asher Enterprises, Inc. and US Natural Gas Corp dated as of July 30, 2010 (Previously filed with Quarterly Report on Form 10-Q filed with the SEC August 16, 2010)

23.1	Consent of Attorneys (to be filed prior to effectiveness)

23.1*	Consent of Report of Independent Registered Public Accounting Firm

*	= filed within the Company’s S-1 Registration Statement (Page F-1) filed with the SEC on August 31, 2010.

ITEM 17. UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

US NATURAL GAS CORP

August 31, 2010	By:	/s/ Wayne Anderson
Wayne Anderson
President and Director (Principal Executive Officer )

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Wayne Anderson	President and Director (Principal Executive Officer)	August 31, 2010
Wayne Anderson

/s/Jim Anderson	Vice President and Director	August 31, 2010
Jim Anderson